                                                                   EXHIBIT 10.12

                              THE HERTZ CORPORATION

                                 ACCOUNT BALANCE
                          DEFINED BENEFIT PENSION PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000
                AND INCLUDING AMENDMENTS THROUGH JANUARY 1, 2002)

                                TABLE OF CONTENTS

ARTICLE                                                                                                      PAGE
-------                                                                                                      ----
1.     Definitions........................................................................................     1

2.     Membership.........................................................................................    14

3.     Retirement Benefits................................................................................    16

4.     Limitations on Benefits............................................................................    26

5.     Vesting............................................................................................    30

6.     Distribution.......................................................................................    31

7.     Pre-Retirement Death Benefits......................................................................    40

8.     Funding............................................................................................    43

9.     Administration of Plan.............................................................................    44

10.    Management of Trust Fund...........................................................................    48

11.    Benefit Claims Procedure...........................................................................    49

12.    Non-Alienation of Benefits.........................................................................    52

13.    Designation of Beneficiary.........................................................................    54

14.    Amendment..........................................................................................    55

15.    Termination; Merger, Consolidation or Transfer of Assets...........................................    57

16.    Adoption and Withdrawal from Plan by Affiliated Company............................................    59

17.    Top Heavy Provisions...............................................................................    60

18.    Miscellaneous......................................................................................    65

SCHEDULE                                                                                                   PAGE
--------                                                                                                   ----
A      Effective Dates.........................................................................             68

B      Definitions.............................................................................             69

C      Actuarial Assumptions...................................................................             77

D      Sections 3.2 and 3.8....................................................................             81

E      Section 6.4.............................................................................             90

F      Section 7.1 (b).........................................................................             91

G      Sale of Stock of HCM Claim Management Corporation To the Employee Care Corporation......             93

                              THE HERTZ CORPORATION

                  ACCOUNT BALANCE DEFINED BENEFIT PENSION PLAN

The Hertz Corporation, with its principal office at 225 Brae Boulevard, Park Ridge, New Jersey, 07656, amends and restates (except as otherwise provided in Schedule A to this Plan) effective as of January 1, 2000 and including amendments through January 1, 2002, The Hertz Corporation Account Balance Defined Benefit Pension Plan (which initially became effective as of August 30, 1985 upon the sale of The Hertz Corporation to UAL, Inc.).

The terms of the Plan, as amended and restated, except as otherwise noted, shall only apply to those Members whose retirement or other termination of service with an Employer occurs on or after January 1, 2000. The right to benefits with respect to any other person shall, except to the extent provided herein, be determined solely on the basis of the terms of the Plan as in effect on the date of his retirement or termination.

The Plan is intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended.

ARTICLE 1. DEFINITIONS

The following definitions and the definitions set forth in Sections 4.1, 6.14 and 17.1, and in Schedule B to this Plan, apply for purposes of this Plan:

1.1 Actuarial or Actuarially Equivalent - a benefit or amount that replaces another and has the same value as the benefit or amount it replaces, based on actuarial assumptions as set forth in Schedule C to this Plan.

1.2   Actuary - the person appointed by the Board under Section 9.10.

1.3 Affiliated Company - (a) the Company, (b) a member of a "controlled group of corporations" of which an Employer is a member, (c) an unincorporated trade or business which is under common control with an Employer as determined in accordance with Section 414(c) of the Internal Revenue Code or (d) a member of an affiliated service group with any Employer as defined in Section 414(m) or (o) of the Internal Revenue Code. A corporation or an unincorporated trade or business shall not be considered an Affiliated Company for any period it does not satisfy clause (a), (b),
      (c) or (d) of this definition. For purposes of this definition, a "controlled group of corporations" is a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code (but determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code). In determining whether any limitations on benefits under Section 4.2 apply, the percentage in Section 1563(a)(1) of the Internal Revenue Code or in the regulations under Section 414(c) of the Internal Revenue Code shall be deemed to be more than 50% instead of at least 80%.

1.4 Alternate Payee - any spouse, former spouse, child or other dependent of a Member who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to a Member.

1.5 Annual Cash Balance Credit - the amount credited for a Plan Year to a Member's Cash Balance Account under Section 3.4 or 3.5.

1.6 Annuity Starting Date - the first date as of which distribution of Retirement Benefits to a Member is to begin under Section 6.3 or the first date as of which distribution of Preretirement Death Benefits to a Beneficiary is to begin under Section 7.5.

1.7 Beneficiary - a person who is entitled to receive distributions under this Plan upon or after the death of a Member or other Beneficiary.

1.8 Board - the Board of Directors of the Company, or a committee of the Board, authorized by, and acting on behalf of, the Board.

1.9 Break in Service - a Plan Year in which an Employee (or former Employee) is not credited with more than 500 Hours of Service. For purposes of determining whether there has been a Break in Service an Employee shall be credited with Hours of Service for the period during which he is on Parental Leave as follows: (a) the Employee shall be credited with the number of Hours of Service he would normally be credited with but for the absence (or if his normal Hours of Service cannot be determined, eight Hours of Service for each day of the absence), (b) the total number of Hours of Service credited for the absence shall not exceed 501 and (c) the Hours of Service credited for the absence shall be credited to the Plan Year in which the absence begins if the Employee would be prevented from incurring a Break in Service in that Plan Year solely because of the crediting of Hours of Service in accordance with clauses (a) and (b) of this definition or in any other case, the immediately following Plan Year.

1.10 Cash Balance Account - an account maintained on the books of the Plan for each Member, reflecting amounts credited to him under Sections 3.4, 3.5 and 3.6.

1.11 Cash Balance Benefit - the portion of a Member's Retirement Benefit that is determined under Section 3.3.

1.12 Committee - the Pension and Welfare Plan Administration Committee appointed by the Board under Section 9.2.

1.13 Company - The Hertz Corporation or any successor by merger, consolidation or sale of assets.

1.14 Compensation - all cash remuneration paid or made available for any Plan Year (or if the context requires for a payroll period) by an Employer to an Employee for his services, as salary or wages and including bonuses, commissions, pay at premium rates (holiday, overtime or other), vacation pay (other than accrued vacation paid upon Termination of Employment or Retirement), the amount of his before tax savings contributions under The Hertz Corporation Income Savings Plan, his pay conversion credits under The Hertz Custom Benefit Program and payments made under salary and wage continuation plans and other similar plans providing for payments to Employees while absent from work, but excluding (a) any payments on account of long-term disability, (b) severance payments, layoff allowances and layoff extension benefits, (c) prizes, awards and amounts paid (whether or not under an employee benefit plan) to reimburse Employees' expenses, such as business and travel allowances, meal allowances, living allowances, relocation allowances and foreign service living and educational allowances, (d) any amounts attributable to stock options, (e) any other amounts paid for that Plan Year on account of the Employee under this Plan or under any other employee pension benefit plan (as defined in Section 3(2) of ERISA), (f) any incentive payments not related to the Employee's primary job responsibilities, (g) any payments under the Company's Long Term Incentive Program, and (h) any other amounts which are not includible in the Employee's income for federal income tax purposes. In determining Compensation for purposes of Section 3.4 or 3.5, only amounts paid or made available after the later of June 30, 1987 and the time an Employee becomes a Member shall be taken into account. For Plan Years beginning after 1988 and before 1994, an Employee's Compensation shall not exceed $200,000 and for Plan Years beginning after 1993 shall not exceed $150,000; provided, however, that such dollar limitations on recognized compensation for any Plan

      Year shall be the adjusted amount prescribed by the Secretary of the Treasury under Section 401(a)(17)(B) of the Internal Revenue Code that is applicable to such Plan Year. For purposes of Sections 4.1 and 4.2, Compensation shall mean compensation as that term is used in Section 415(b)(3) of the Internal Revenue Code, including, effective for limitation years beginning on or after January 1, 1998, any elective deferral under section 402(g)(3) of the Code and any amount which is contributed or deferred by an Employer of Affiliated Company by reason of Sections 125 or 457 of the Code, or, effective for limitations years beginning on or after January 1, 2001, by reason of Section 132(f)(4) of the Code.

1.15  Defined Benefit Plan - an employee benefit plan (other than the Prior
      Plan), as defined in Section 3(35) of ERISA, that (a) is maintained by an Affiliated Company, (b) is qualified under Sections 401 and 501 of the Internal Revenue Code and (c) is not a Defined Contribution Plan.

1.16  Defined Contribution Plan - an employee benefit plan, as defined in
      Section 3(34) of ERISA, that (a) is maintained by an Affiliated Company,
      (b) is qualified under Sections 401 and 501 of the Internal Revenue Code and (c) provides for an individual account for each Member and for benefits based solely on the amounts credited to those accounts.

1.17 Early Retirement Date - the first day of the month coincident or next following a Member's 55th birthday or, if later, his being credited with five Vesting Years of Service.

1.18 Eligible Employee - an Employee of an Employer who (a) has been credited with at least 1,000 Hours of Service for the 12-month period commencing with the Employee's first Hour of Service or has been credited with at least 1,000 Hours of Service for any subsequent 12-month period commencing on the anniversary of the day of his first Hour of Service and (b) is not covered by a collective bargaining agreement (unless the collective bargaining agreement expressly provides for inclusion of the Employee as a Member). Any Employee of an Employer who is not an Eligible Employee on January 1, 1987 shall become an Eligible Employee on the day he satisfies the requirement of clause (b) above or the last day of the 12-month period during which he satisfies the requirements of clause (a) above, whichever is later. In order to satisfy the requirement of clause
      (a) above, an individual need not be an Employee on the first or last day of a 12-month period or throughout the period. A Rehired Employee shall be deemed to be an Eligible Employee as of the day his employment recommences if the Employee has satisfied the requirements of this definition by the day his employment recommences and the Employee's most recent period of service has not been disregarded under Section 2.4(b).

1.19 Employee - any person who is employed by an Employer or an Affiliated Company, other than:

            (a)   A Leased Employee of an Employer or an Affiliated Company; or

            (b) Any person who directly or indirectly provides services to an Employer or an Affiliated Company pursuant to a contractual or other arrangement, written or otherwise, either with that person or with a third party except if such contract or arrangement specifically provides for designation as an Employee.

            If any person pursuant to (a) or (b) above shall be determined by a court, federal, state or local regulatory or administrative authority to have provided services as a common law employee of an Employer or an Affiliated Company, such determination shall not alter such person's exclusion from classification as an Employee for purposes of this Plan.

1.20 Employer - the Company or any other Affiliated Company which has adopted this Plan under Article 16.

1.21 ERISA - the Employee Retirement Income Security Act of 1974, as it may from time to time be amended or supplemented. References to any section of ERISA shall be to that section as it may be renumbered, amended, supplemented or reenacted.

1.22 Five Percent Owner - an Employee who owns more than five percent of his Affiliated Company (within the meaning of Section 416(i)(1)(B)(i) of the Internal Revenue Code).

1.23 Hour of Service - an hour for which an Employee directly or indirectly receives, or is entitled to receive, remuneration from an Affiliated Company in relation to his employment, including hours credited for vacation, sickness or disability and hours for which back pay has been paid, awarded or agreed to (irrespective of mitigation of damages) by an Affiliated Company (which shall be credited to an Employee with respect to the period for which remuneration is paid). In addition, an Employee shall be credited with Hours of Service in accordance with clause (b) of the following sentence for a period of up to 24 months while on an approved medical leave of absence. For periods of employment prior to January 1, 1976, if an Employee's actual Hours of Service cannot be determined, his Hours of Service shall be determined as follows: (a) his Employer shall approximate his Hours of Service based on any available records or (b) if no records are available, he shall be credited with 45 Hours of Service for each week worked if he is paid on a weekly basis, 90 Hours of Service for each biweekly period worked if he is paid on a biweekly basis, 95 Hours of Service for each semi-monthly period worked if he is paid on a semi-monthly basis, and 190 Hours of Service for each month worked if he is paid on a monthly basis. Hours of Service shall be credited to an

      Employee in accordance with the records of his Affiliated Company and Department of Labor Regulations Section 2530.200b-2.

1.24 Internal Revenue Code or Code - the Internal Revenue Code of 1986, as it may from time to time be amended or supplemented. References to any section of the Internal Revenue Code shall be to that section as it may be renumbered, amended, supplemented or reenacted.

1.25 Investment Manager - anyone who (a) is granted the power to manage, acquire, or dispose of any asset of the Plan, (b) acknowledges in writing that it is a fiduciary with respect to the Plan and (c) is (1) an investment adviser registered under the Investment Advisers Act of 1940,
      (2) a bank (as defined in the Investment Advisers Act of 1940) or (3) an insurance company qualified under the laws of more than one state to manage the assets of employee benefit plans (as defined in Section 3(3) of ERISA).

1.26 Leased Employee - means any person who performs services for an Employer (other than as an Employee) if: (a) the services are performed pursuant to an agreement between an Employer and any other person (the "Leasing Organization"); (b) such person has performed services for such Employer (including services performed for a related person within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year; and (c) such services are performed under the primary direction or control of the Employer. Contributions or benefits provided a Leased Employee by a Leasing Organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

1.27  Limitation Year - the Plan Year.

1.28  Member - a member of this Plan as described in Article 2 hereof.

1.29  Merged Plan - any plan designated by the Board as a Merged Plan under
      Section 18.4.

1.30 Most Recent Date of Hire - the later of: (a) the date as of which a Member is first credited with an Hour of Service by an Employer; (b) the date as of which a Member who is a Rehired Employee is again credited with an Hour of Service by an Employer, or (c) with respect to an Employee who transfers to the employment of an Employer from an Affiliated Company which is not an Employer or an Employee whose former employer was acquired by an Employer, the date determined by the Committee pursuant to Section 18.3.

1.31 Normal Retirement Date - the first day of the month coincident with or next following a Member's 65th birthday.

1.32 Parental Leave - an Employee's leave of absence from employment with an Affiliated Company because of pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with adoption of the child or caring for a child immediately following birth or adoption. The Affiliated Company shall determine the first and last day of any Parental Leave.

1.33  PBGC - the Pension Benefit Guaranty Corporation.

1.34 Permitted Leave - a Member's approved leave of absence from employment with an Affiliated Company. In approving a Permitted Leave, his Employer shall determine the date as of which the Permitted Leave begins and ends.

1.35 Plan - The Hertz Corporation Account Balance Defined Benefit Pension Plan, as set forth in this document and as it may from time to time be amended or supplemented.

1.36  Plan Administrator - the Company, as provided in Section 9.1.

1.37  Plan Year - the calendar year.

1.38 Pre-July, 1987 Benefit - the portion of a Member's Retirement Benefit determined under Schedule D to this Plan.

1.39 Pre-July, 1987 Member - an Employee who was a Member of the Plan on June 30, 1987 and contributed to the Plan as of that date.

1.40 Pre-Retirement Death Benefit - the death benefit payable under Article 7 to the Beneficiary of a Member who dies before his Annuity Starting Date.

1.41 Prior Plan - the Retirement Plan for the Employees of the RCA Corporation and Subsidiary Companies as in effect on August 30, 1985.

1.42 Qualified Domestic Relations Order - any judgment, decree or order that relates to the provisions of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Member, and is made pursuant to a state domestic relations order which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the Member's Retirement Benefit and meets the requirements of Section 414(p) of the Code.

1.43 Qualified Joint and Survivor Annuity - an annuity for the life of a Member with a survivor annuity for the life of his spouse, where the survivor annuity is 50% of the amount of the annuity payable during the joint lives of the Member and his spouse and the joint and survivor annuity is at least the Actuarial Equivalent of the most valuable form of benefit under the Plan payable on his Annuity Starting Date.

1.44 Qualified Preretirement Survivor Annuity - an immediate survivor annuity for the life of the Member's spouse. Each payment under the survivor annuity must not be less than the payment that would have been made to the spouse under the survivor annuity described below:

      (a) in the case of a Member who dies after his Early Retirement Date, the survivor annuity his spouse would have received if the Member had a Termination of

            Employment on the day before his death and received distribution of his benefits in the form of an immediate Qualified Joint and Survivor Annuity; or

      (b) in the case of a Member who dies on or before his Early Retirement Date, the survivor annuity his spouse would have received if the Member had a Termination of Employment on the day of his death, survived to his Early Retirement Date, received distribution of benefits in the form of a Qualified Joint and Survivor Annuity commencing on his Early Retirement Date and died on the day after his Early Retirement Date.

1.45 Rehired Employee - an Employee who is rehired by an Affiliated Company after a Termination of Employment or Retirement. The sections which include provisions relating to a Rehired Employee are Section 1.18 (Eligible Employee), Section 1.30 (Most Recent Date of Hire), Section 1.54 (Vesting Years of Service), Section 2.4 (time of participation), Section
      3.8 (amount of Retirement Benefit), Section 3.9 (cash-out of Cash Balance Benefits) and Section 3.10 (suspension of benefit payments).

1.46 Retirement - a Member's termination of employment with an Affiliated Company on or after his Early Retirement Date or his Normal Retirement Date.

1.47  Retirement Benefit - the monthly benefit that accrues to a Member under
      Article 3.

1.48 Termination of Employment - a Member's termination of employment with an Affiliated Company, whether voluntary or involuntary, for any reason, including but not limited to quit or discharge, and other than for Parental Leave, Permitted Leave, transfer to another Affiliated Company, Retirement, or death. Termination of Employment shall include a layoff unless the laid off Member elects by written notice to the Committee to defer the date of his Termination of Employment to a date no later than the last day of his recall period.

1.49  Trust - the trust established or maintained under the Trust Agreement.

1.50 Trust Agreement - the agreement which provides for the establishment of the Trust for the purposes of this Plan, as that agreement may from time to time be amended or supplemented.

1.51  Trust Fund - the total of the assets held in the Trust.

1.52  Trustee - anyone serving as trustee under the Trust Agreement.

1.53 Vested Interest - the nonforfeitable portion of a Member's Retirement Benefit determined under Article 5.

1.54 Vesting Years of Service - all Years of Service credited to an Employee or a participant in a Merged Plan (and any periods that are required by law to be credited to the Employee for his period of military service), except that the following Years of Service are disregarded:

      (a) Years of Service preceding a Break in Service, if the Employee has no Vested Interest (other than a Vested Interest under Section 5.2) and has a number of consecutive Breaks in Service equal to (or greater than) the greater of five and the number of his Years of Service (excluding Years of Service previously disregarded under this clause (a)) preceding the Break in Service;

      (b) Years of Service preceding a Break in Service if the Rehired Employee has not been credited with at least one Year of Service after that Break in Service;

      (c) Years of Service ending before January 1, 1987 with respect to which the Employee was not a Member (or a member of the Prior Plan) because he declined to make contributions to the Plan or the Prior Plan even though he was eligible to do so at any time during that Year of Service;

      (d) Years of Service credited to the Employee before January 1, 1971 unless the Employee has been credited with at least three Years of Service after December 31, 1970;

      (e) Years of Service credited to the Employee before January 1, 1976 if those Years of Service would not have been considered under the Prior Plan (1) in the case of an Employee who was not a Member, continuous service and (2) in the case of an Employee who was a Member, credited service;

      (f) Years of Service credited to the Employee during which his Employer was not at any time during the Year of Service an Affiliated Company or an employer maintaining a Merged Plan in which he was a member.

      For purposes of determining Vesting Years of Service under this Section 1.50, any Employee who is credited with at least 1,000 Hours of Service in both the 12-month period commencing with his first Hour of Service and the first Plan Year beginning after his first Hour of Service shall be credited with two Vesting Years of Service.

1.55 Year of Service - a Plan Year for which an Employee has been credited with at least 1,000 Hours of Service.

ARTICLE 2. MEMBERSHIP

2.1 Membership as of January 1, 2000. All Employees who were Members as of December 31, 1999 shall continue as Members.

2.2 Membership After January 1, 2000. After January 1, 2000, an Employee automatically shall become a Member on the first day of the month coincident with or next following the month in which he becomes an Eligible Employee.

2.3 Cessation of Membership. A Member shall cease to be a Member as of the later of the last day of the Plan Year in which he ceases to be an Employee and the date that all distributions due to him or his Beneficiary are made.

2.4 Membership Upon Reemployment. The following rules shall apply with respect to the membership of a Rehired Employee:

      (a) Subject to Section 2.4(b), if a Rehired Employee is an Eligible Employee as of the date he is reemployed by an Employer, the Rehired Employee shall again become a Member as of that day. If the Rehired Employee is not an Eligible Employee as of the day he is reemployed, the Rehired Employee shall become a Member in accordance with
            Section 2.2.

      (b) If the Rehired Employee incurred a Break in Service and is reemployed on a basis in which he is not customarily credited with at least 1,000 Hours of Service for a Plan Year, then the Rehired Employee shall not become a Member as provided in Section 2.4(a) until he is credited with at least 1,000 Hours of Service for the 12-month period commencing with his first Hour of Service after reemployment or any subsequent 12-month period commencing on the anniversary of the day of that first Hour of Service.

      (c) In determining whether a Rehired Employee is an Eligible Employee as of the date the Rehired Employee is reemployed, if the Rehired Employee has no Vested Interest (other than a Vested Interest under
            Section 5.2) and has a number of consecutive Breaks in Service equal to (or greater than) the greater of five and the number of his previous Years of Service (excluding Years of Service previously disregarded under this Section 2.4), the Rehired Employee's previous service as an Employee shall be disregarded for purposes of determining when he again becomes an Eligible Employee. For purposes of determining Years of Service under this Section 2.4(c), any Employee who is credited with at least 1,000 Hours of Service in both the 12-month period commencing with his first Hour of Service and the first Plan Year beginning after his first Hour of Service shall be credited with two Years of Service.

      (d) For purposes of Sections 2.4(b) and (c), a Break in Service is a 12-month period commencing on the day of an Employee's first Hour of Service or any anniversary of that day in which an Employee is not credited with more than 501 Hours of Service.

ARTICLE 3. RETIREMENT BENEFITS

3.1   General. Members' Retirement Benefits shall be determined under this
      Article 3 (subject to the limitations set forth in Article 4). Each Member shall be entitled to the nonforfeitable portion, as determined under
      Article 5, of his Retirement Benefit, and shall have no right to any portion of his Retirement Benefit which is not nonforfeitable (nor shall any such portion increase the Retirement Benefit of any other Member). The form and timing of distribution of the Actuarially Equivalent value of the nonforfeitable portion of a Member's Retirement Benefit shall be made in accordance with Article 6.

3.2 Retirement Benefit. Upon a Member's Retirement or Termination of Employment, his Retirement Benefit shall be Actuarially Equivalent in value to the sum of (a) his Cash Balance Benefit under Section 3.3 and (b) his Pre-July, 1987 Benefit determined in accordance with the additional provisions of this Section 3.2 contained in Schedule D to this Plan.

3.2A Minimum Benefit. Notwithstanding the benefit described in Sections 3.2 above, if a Member's Retirement Benefit has accrued so that the accrual does not meet the requirements of Section 411(b)(1) of the Code and the Treasury Regulations thereunder, the Member's Retirement Benefit payable at Normal Retirement Date shall be no less than (1) plus (2), multiplied by (3), where (1), (2) and (3) are determined as follows:

      (1)   A Member's Pre-July, 1987 Benefit, determined in accordance with
            Section 3.2 contained in Schedule D of the Plan, plus

      (2) The Projected Value of a Member's Cash Balance Account, payable as a single life annuity with a five-year period certain at Normal Retirement Date based on the Actuarial Equivalent factors in the Plan as of the Annuity Starting Date. The "Projected Value" of a Member's Cash Balance Account shall be determined by calculating the Member's Cash Balance Account at Normal Retirement Date assuming such Member had continued to earn Cash Balance Credits through his Normal Retirement Date. These additional Cash Balance Credits shall be calculated based on the Member's average Compensation for the 10 consecutive Plan Years while a Member (or such lesser number of Plan Years while a Member if he was a Member for less than 10 Plan Years) prior to termination and shall be deemed to earn the rates of interest based on the same rate used to calculate the Interest Credits in the year of the Member's termination.

      (3) A fraction, the numerator of which is the Years of Benefit Service as of the date of termination, and the denominator of which is the Years of Benefit Service that a Member would have been credited with had he been employed to his Normal Retirement Date. For purposes of this subparagraph (3), Years of Benefit Service shall mean the sum of the Years of Credited Service accrued under the Plan through June 30, 1987 and the years and months of service while an active Member of the Plan after June 30,1987, where a period of twelve (12) calendar months of service (which need not be consecutive) shall be considered a Year of Benefit Service and a period of less than twelve (12) calendar months shall be credited as a partial Year of Benefit Service equal to a fraction, the numerator of which is the number of such months of service, and the denominator of which is twelve (12). A Member will be credited with a month of service for each calendar month in which he is credited with an Hour of Service under the Plan.

            If a Member's benefit commences prior to his Normal Retirement Date, this Minimum Benefit shall be reduced using the Actuarial Equivalent factors in the Plan as of the Annuity Starting Date.

3.3 Cash Balance Benefit. A Member's Cash Balance Benefit shall be Actuarially Equivalent in value to the aggregate amount credited to his Cash Balance Account under Section 3.4 or 3.5 (whichever is applicable) and 3.6.

3.4 Credits to Cash Balance Account. Subject to Section 3.2A and 3.5, for each Plan Year beginning: (a) July 1, 1987 and ending before December 31, 1995, a Member's Cash Balance Account shall be credited with an Annual Cash Balance Credit equal to 3 % of his Compensation for that Plan Year; (b) January 1, 1996 and ending before December 31, 1997, a Member's Cash Balance Account shall be credited with an Annual Cash Balance Credit equal to: (i) 3 % of his Compensation for that Plan Year in the case of a Member who is credited with less than 60 continuous Months of Service from his Most Recent Date of Hire, or (ii) 4% of his Compensation for that Plan Year in the case of a Member who is credited with 60 or more continuous Months of Service from his Most Recent Date of Hire; in the case of a Member who is first credited with 60 continuous Months of Service after January 1 of a Plan Year, the percentage of his Compensation utilized in determining his Annual Cash Balance Credit for that Plan Year shall be increased to 4%, effective as of the first day of the month coincident with or next following his completion of 60 Months of Service from his Most Recent Date of Hire; (c) January 1, 1998 and ending before December 31, 1999, a Member's Cash Balance Account shall be credited with an Annual Cash Balance Credit equal to: (i) 3 % of his Compensation for that Plan Year in the case of a Member who is credited with less than 60 continuous Months of Service from his Most Recent Date of Hire, or (ii) 5% of his

      Compensation for that Plan Year in the case of a member who is credited with 60 or more continuous Months of Service from his Most Recent Date of Hire; in the case of a Member who is first credited with 60 continuous Months of Service after January 1 of a Plan Year, the percentage of his Compensation utilized in determining his Annual Cash Balance Credit for that Plan Year shall be increased to 5%, effective as of the first day of the month coincident with or next following his completion of 60 Months of Service from his Most Recent Date of Hire; and (d) January 1, 2000 and thereafter, a Member's Cash Balance Account shall be credited with an Annual Cash Balance Credit equal to: (a) 3 % of his Compensation for that Plan Year in the case of a Member who is credited with less than 60 continuous Months of Service from his Most Recent Date of Hire, (b) 5% of his Compensation for that Plan Year in the case of a Member who is credited with 60 to 119 continuous Months of Service from his Most Recent Date of Hire, or (c) 6.5% of his Compensation for that Plan Year in the case of a Member who is credited with 120 or more continuous Months of Service from his Most Recent Date of Hire. In the case of a Member who is first credited with 60 or 120 continuous Months of Service after January 1 of a Plan Year, the percentage of his Compensation utilized in determining his Annual Cash Balance Credit for that Plan Year shall be increased to 5% or 6.5%, respectively, effective as of the first day of the month coincident with or next following his completion of 60 or 120 continuous Months of Service from his Most Recent Date of Hire. For purposes of this
      Section 3.4, a "Month of Service" shall mean a month in which a Member is credited with one Hour of Service.

3.5 Credits to Cash Balance Account for Certain Members. In the case of a Member who as of June 30, 1987 had both attained age 50 and been credited with at least 10 Years of Credited Service (as defined in Schedule B to this plan), his Annual Cash Balance Credit for a Plan Year beginning July 1, 1987 and thereafter, (instead of the Annual Cash Balance Credit under Section 3.4) shall be equal to the sum of
      (a) the percentage of Compensation that would have been credited to his Cash Balance Account under Section 3.4 and (b) an additional percentage of his Compensation for that Plan Year based on his age on July 1, 1987, as follows:

              Age (last birthday)
                on July 1, 1987                 Additional Percentage
              --------------------              ---------------------
                 50 through 54                           1 %
                 55 through 59                           2 %
                  60 and over                            3 %

3.6   Interest on the Cash Balance Account.

      (a) As of the last day of each Plan Year beginning with the Plan Year immediately following the crediting under Section 3.4 or 3.5 of an Annual Cash Balance Credit to a Member's Cash Balance Account and ending with the Plan Year immediately preceding the Member's Annuity Starting Date, a Member's Cash Balance Account shall be credited with an amount equivalent to interest (compounded annually) on that Annual Cash Balance Credit. The rate of interest to be credited with respect to an Annual Cash Balance Credit for each Plan Year shall be at an annual rate equal to the set of PBGC deferred interest rates in effect for the December immediately preceding the Plan Year of the Annual Cash Balance Credit. Such rates are as follows with respect to Annual Cash Balance Credits for the 2000 and prior Plan
            Years:

               Plan Year of Annual
              Cash Balance Interest                 Plan Year of Interest
                     Credit                                Credit                    Rate of Interest Credit
              -----------------------               ----------------------           -----------------------
                      1987                            1988 through 1994                      6.75%
                                                      1995 through 2002                      5.50%
                                                       2003 and later                        4.00%
                      1988                            1989 through 1995                      7.50%
                                                      1996 through 2003                      6.25%
                                                       2004 and later                        4.00%
                      1989                            1990 through 1996                      7.00%
                                                      1997 through 2004                      5.75%
                                                       2005 and later                        4.00%
                      1990                            1991 through 1997                      6.50%
                                                      1998 through 2005                      5.25%
                                                       2006 and later                        4.00%
                      1991                            1992 through 1998                      6.75%
                                                      1999 through 2006                      5.50%
                                                       2007 and later                        4.00%
                      1992                            1993 through 1999                      6.00%
                                                      2000 through 2007                      4.75%
                                                       2008 and later                        4.00%
                      1993                            1994 through 2000                      5.25%
                                                       2001 and later                        4.00%
                      1994                             1995 and later                        4.00%
                      1995                            1996 through 2002                      5.50%
                                                      2003 through 2010                      4.25%
                                                       2011 and later                        4.00%
                      1996                             1997 and later                        4.00%
                      1997                             1998 and later                        4.00%
                      1998                             1999 and later                        4.00%
                      1999                             2000 and later                        4.00%
                      2000                            2001 through 2007                      4.50%
                                                       2008 and later                        4.00%
                      2001                            2002 through 2008                      4.50%
                                                       2009 and later                        4.00%
                      2002                             2003 and later                        4.00%

      (b) In addition, for the period beginning with the first day of the Plan Year in which a Member's Annuity Starting Date occurs and ending on the Member's Annuity Starting Date the Member's Cash Balance Account shall be credited with an amount equivalent to interest at the rate specified in Section 3.6(a). A separate amount shall be credited to a Member's Cash Balance Account under this Section 3.6 each Plan Year (or portion thereof) with respect to each of his Annual Cash Balance Credits described above in this
            Section 3.6. In accordance with this Section 3.6, the Cash Balance Account of a Member who is credited with an Annual Cash Balance Credit for 1987 shall be credited with interest with respect to that Annual Cash Balance Credit as of each December 31 beginning with December 31, 1988 and ending with the December 31 immediately preceding the Member's Annuity Starting Date as the rates (compounded annually) of 6.75% for 1988 through 1994, 5.50% for 1995 to 2002 and 4 % for subsequent years.

3.7   Minimum Retirement Benefit.

      (a) In the case of a Member whose Compensation for any Plan Year before 1989 exceeded $200,000, his Retirement Benefit shall be the greater of (i) or (ii) as follows, or (iii) the amount determined in accordance with Section 3.7(b):

            (i) the sum of (1) his Retirement Benefit accrued as of December 31, 1988 under this Plan but determined without regard to the annual limit on compensation under Section 401(a)(17) of the Internal Revenue Code ($200,000) that would otherwise apply and (2) his Retirement Benefit accrued under this Plan attributable to service rendered on or after January 1, 1989; and

            (ii)  his Retirement Benefit determined without regard to this
                  Section 3.7.

      (b) In the case of a Member whose Compensation for any Plan Year before 1994 exceeded $150,000, his Retirement Benefit shall be the greater of (i) or (ii) as follows:

            (i) the sum of (1) his Retirement Benefit accrued as of December 31, 1993 under this Plan as then in effect and (2) his Retirement Benefit accrued under this Plan attributable to service rendered on or after January 1, 1994;

                   or

            (ii)  his Retirement Benefit determined without regard to this
                  Section 3.7.

3.8   Retirement Benefit of Rehired Employee.

      In the case of a Rehired Employee, his Retirement Benefit (or Pre-Retirement Death Benefit if he dies during his period of reemployment) shall be (1) an amount determined under the applicable Section of this
      Article 3 (or Article 7, if he dies while reemployed), and subject to
      Section 3.8 of Schedule D to this Plan (concerning Pre-July 1987 Retirement Benefits) and Section 3.9, computed as of the date of his subsequent Retirement, Termination of Employment or death, less (2) the Actuarial Equivalent of the payments he received prior to his reemployment with an Affiliated Company. In no event shall a Member's Retirement Benefit under this Section 3.8 be less than the Member's Retirement Benefit before he resumed employment with an Affiliated Company.

3.9   Deemed Cash-Out of Cash Balance Benefit.

      (a) Subject to Section 3.9(b), in the case of a Member who does not have a nonforfeitable interest in his Cash Balance Benefit upon his Termination of Employment, he shall be deemed to have received distribution of his entire Cash Balance Benefit upon his Termination of Employment.

      (b) This Section 3.9(b) applies to a Member described in Section 3.9(a) who resumes employment covered under the Plan. If such a Member resumes employment covered under the Plan prior to the day the Member incurs five consecutive

            Breaks in Service then he will be deemed to have repaid his distribution and the amount in his Cash Balance Benefit as of the date of his Termination of Employment will be restored with interest credited under Section 3.6 for the period beginning on his Termination of Employment and ending on the day of his reemployment.

3.10  Suspension of Benefit Payments.

      (a) If a Member who has retired on an Early Retirement Date resumes employment with an Affiliated Company prior to Normal Retirement Age after payment of his Retirement Benefit has commenced, payment of his Retirement Benefit shall be suspended as of the day he again becomes a Member in accordance with Section 2.4(a) or (b).

      (b) If a Member remains in the employment of an Affiliated Company after his Normal retirement Age, or if a Member who has retired on or after his Normal Retirement Age becomes a Rehired Employee after his or her Annuity Starting Date, payment of his Retirement Benefit shall be suspended for each calendar month in which he is credited with forty (40) or more Hours of Service ("ERISA Section 203(a)(3)(B) service").

      (c) A Member shall be entitled to resume receiving distribution of his Retirement Benefit in accordance with the following rules: (a) payments determined in accordance with Section 3.8 shall resume no later than the third calendar month after the calendar month in which the Member ceases to be so employed provided the Member has notified the Employer of the cessation, (b) payment shall be retroactive to the day the Member ceased such employment, (c) the Member may elect the form of payment in accordance with Section 6.1. The Plan Administrator shall notify any Member who is affected by this Section 3.10 in accordance with the notification requirements of Department of Labor Regulations Section 2530.203-3(b)(4).

ARTICLE 4. LIMITATIONS ON BENEFITS

4.1   Definitions. The following definitions apply for purposes of this Article
      4:

      (a) Annual Benefit - a benefit which is payable annually in the form of a straight life annuity with no ancillary benefits determined without regard to the Accumulated Pre-July, 1987 Employee Contributions as defined in Schedule B.

      (b) Projected Annual Benefit - the projected Retirement Benefit payable in the form of an Annual Benefit to which a Member would be entitled under all Defined Benefit Plans assuming (a) that all relevant factors used to determine benefits under each Defined Benefit Plan remained constant from the last day of the most recent Plan Year in which the Participant was credited with an Annual Cash Balance Credit until his Normal Retirement Date and (b) that distribution of benefits under each Defined Benefit Plan commences on his attainment of his social security retirement age (or current age if later).

4.2   Maximum Retirement Benefit. Notwithstanding any other provision of this
      Plan:

      (a) Subject to Section 4.2(b), the Retirement Benefit of a Member shall be reduced to the extent that it (plus, if applicable, the aggregate retirement benefit, to which the Member is entitled under all other Defined Benefit Plans in which he was a member) exceeds the lesser of (1) $90,000 (or such higher amount as may be permitted under Section 415(d) of the Internal Revenue Code to reflect increases in the cost of living) and (2) 100% of the Member's average Compensation during the three consecutive Plan Years in which he received the greatest aggregate amount of Compensation. No reduction shall be required under this Section 4.2(a) in the case of a Member who never participated in a Defined Contribution

            Plan if the Member's Retirement Benefit (plus, if applicable, his aggregate annual benefit under all other Defined Benefit Plans) does not exceed $10,000.

      (b) The following adjustments shall be made in applying the limitations of Section 4.2(a) and 4.3:

            (1) If a Member's Retirement Benefit (or retirement benefit to which the Member is entitled under any other Defined Benefit
                  Plan) is payable in a form other than an Annual Benefit, the Retirement Benefit shall be adjusted so that it is the Actuarial Equivalent of an Annual Benefit, except that the following shall not be taken into account: (A) any ancillary benefit that is not related to retirement income benefits and
                  (B) the survivor annuity provided under the portion of any annuity that constitutes a Qualified Joint and Survivor Annuity (as defined in Section 417(b) of the Internal Revenue
                  Code).

            (2) the dollar limitation set forth in Section 4.2(a)(1) shall be adjusted as follows: (A) if distribution of a Member's Retirement Benefit begins before his social security retirement age as defined in Section 415(b)(8) of the Internal Revenue Code but on or after the Member attains age 62, the limitation shall be reduced by 5/9 of 1% for each of the first 36 months and by 5/12 of 1% for each of the next 24 months by which such commencement date precedes the Member's social security retirement age; and (B) if the Member's Retirement Benefit begins before the Member attains age 62, the limitation shall be adjusted so that so that it equals an Annual Benefit beginning at the time distribution of the Member's Retirement Benefit begins, which is the Actuarial Equivalent of an Annual Benefit equal to the dollar limitation set forth in
                  Section 4.2(a)(1) beginning at age 62. If distribution of a Member's Retirement Benefit begins after his social security retirement age, the limitation shall be increased so that it equals an Annual Benefit beginning at the time distribution of the Member's Retirement Benefit begins, which is the Actuarial Equivalent of an Annual Benefit equal to the dollar limitation set forth in Section 4.2(a)(1) beginning at the Member's social security retirement age.

            (3) in the case of a Member with less than ten years of membership in the Plan or less than ten Years of Service: (A) the dollar limitation set forth in Section 4.2(a)(1) shall be multiplied by a fraction the numerator of which is the aggregate number of the Member's years of membership in the Plan at the time the determination is made and the denominator of which is ten, and (B) the percentage limitation set forth in Section 4.2(a)(2) and the $10,000 minimum benefit referred to in the last sentence of Section 4.2(a)(2) shall be multiplied by a fraction the numerator of which is the aggregate number of the Member's Years of Service at the time the determination is made and the denominator of which is ten.

            (4) For purposes of adjusting the Member's Retirement Benefit under Section 4.2(b)(1) or the dollar limitation under this
                  Section 4.2(b)(2), the interest rate assumption shall be that set forth in Schedule C to this Plan, subject to the limitations on interest rates of Section 415(b)(2)(E) of the Internal Revenue Code.

      (c) The Retirement Benefit of an Employee who was a Member on or before December 31, 1986 shall not be reduced under any other provision of this Section 4.2 to the extent that it does not exceed his Retirement Benefit accrued as of December 31, 1986, and determined in accordance with the requirements of Section 415 of the Internal Revenue Code in effect on that date and without regard to amendment to the Plan after May 5, 1986.

4.3   Restrictions on 25 Highest Paid Employees

      (a) The Retirement Benefit of a Member who is among the 25 most highly paid highly compensated employees (as defined in Section 414(q) of the Internal Revenue Code) and former Employees of the Affiliated Companies shall be subject to the restrictions set forth in Section 4.3(b) unless at least one of the following conditions is met: (1) the aggregate value of the Retirement Benefit payable to the Member does not exceed 1 % of the Plan's current liabilities as that term is defined in Section 412(1)(7) of the Internal Revenue Code, or (2) the Plan assets remaining after the distribution to the Member equals or exceeds 110% of the Plan's current liabilities.

      (b) Subject to Section 4.3(c), the annual payments to a Member described in Section 4.3(a) shall not exceed the annual payment to which such Member would be entitled if his Retirement Benefit is distributed in the form of a single life annuity.

      (c)   Notwithstanding Section 4.3(b), a Member to whom the restrictions of
            Section 4.3(b) apply may receive his Retirement Benefit under a payment schedule which otherwise complies with rules promulgated by the Secretary of Treasury.

ARTICLE 5. VESTING

5.1 Nonforfeitability. Subject to Section 5.2, a Member's right to receive his Retirement Benefit shall become nonforfeitable upon the earlier of (a) his being credited with five Vesting Years of Service, (b) his 65th birthday if he is an Employee on that day, or (c), effective on or after January 1, 2002, his death.

5.2 Employee Contributions. A Member shall have a nonforfeitable right to the amount of his Accumulated Pre-July 1, 1987 Employee Contributions (as defined in Schedule B to the Plan).

ARTICLE 6. DISTRIBUTION

6.1 Election of Form of Distribution. A Member (or Beneficiary) shall be entitled to elect, subject to Section 6.6, to receive distribution of his Vested Interest (if the Actuarial Equivalent present value of that Vested Interest as of the Member's Annuity Starting Date is in excess of $3,500 ($5,000, effective January 1, 2002) by one of the following methods, each of which is Actuarially Equivalent in value to the other:

     (a)  Life Annuity - an annuity for the life of the Member or Beneficiary.

     (b) Life Annuity with a five year period certain - an annuity for the life of the Member, but if the Member dies within 60 months of his Annuity Starting Date, the annuity is payable to the Member's Beneficiary for the remainder of that 60-month period.

     (c)  Qualified Joint and Survivor Annuity.

     (d) Joint and Survivor Annuity - an annuity for the life of the Member with a survivor annuity for the life of his spouse, where the survivor annuity is 100% of the amount payable during the joint lives of the Member and his spouse.

     (e) Cash Refund at Death - an annuity for the life of the Member with reduced payments during his life and a single cash payment to his Beneficiary at his death in an amount equal to the excess, if any, of the Actuarial Equivalent value of the Retirement Benefit over the amount paid to the Member during his lifetime.

     (f) Lump Sum Distribution - a single cash distribution of the full amount payable.

     A Member's election under this Section 6.1 (which includes the designation of a contingent Beneficiary) must be made during the 90-day period preceding the Member's Annuity Starting Date. This election may not be changed, subject to Section 6.6, after the Member's Annuity Starting Date. In the absence of an effective election under this

     Section 6.1, subject to Section 6.6, a Member shall be deemed to have elected a distribution in the form of a straight life annuity with no ancillary benefits.

6.2 Vested Interest Not in Excess of $3500 ($5,000, effective January 1, 2002). If as of the Member's Annuity Starting Date the Actuarial Equivalent present value of a Member's Vested Interest does not exceed $3,500 ($5,000, effective January 1, 2002), the method of distribution as to that Member shall be as a single cash payment of the full amount payable.

6.3 Timing of Distribution. - Annuity Starting Date. Distribution of a Member's Retirement Benefit shall commence as of his Annuity Starting Date. A Member's Annuity Starting Date shall be the earliest of:

     (a) the first day of the month coincident or next following the day of his Retirement,

     (b) as soon as practicable after his Termination of Employment if as of that date the Actuarial Equivalent lump sum value of his benefit does not exceed $3,500 ($5,000, effective January 1, 2002) as of the date distribution commences,

     (c) the first day of the month coincident or next following his 65th birthday, if he has a Termination of Employment prior to that time, unless he elects under Section 6.4 to commence to receive distribution prior to his 65th birthday, and

     (d) effective for all Members, the first day of April immediately following the later of: (i) the calendar year in which the Member attains age seventy and one-half (70-1/2), or (ii) in the case of a Member who is not a Five Percent Owner, the calendar year in which he retires. Notwithstanding the foregoing, a Member who attains age seventy and one-half (70-1/2) in 1997, 1998 or 1999 while employed by an Employer shall receive distributions in accordance with this
          Section 6.3(d) as of the first day of April of the calendar year following the calendar year in which he attains age seventy and one-half (70-1/2). Such a Member may elect, subject to the rules of Section 6.1 and 6.6, to receive distribution of his Vested Interest in annual payments determined as
          (a) the single cash distribution that would be payable upon Retirement, divided by (b) the applicable life expectancy under
          Section 401(a)(9) of the Code. The life expectancy of the Member (or the joint and life and last survivor expectancy of the Member and spouse or Beneficiary) shall not be recalculated for purposes of determining such distribution. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulations 1.72-9. Such election is automatically revoked upon Retirement.

     (e) In the case of a Member who receives Retirement Benefits as of the date specified in Section 6.3(d)(ii) above, his Pre-July 1987 Benefit shall be actuarially increased in accordance with the factors set forth in Section 1.1 hereof to take into account the period after April 1 following the year in which he attained age seventy and one-half (70-1/2) for which he was not receiving any retirement income under the Plan; provided, however, that any such actuarial increase shall reduce his additional benefit accruals under Article 3 hereof to the extent permitted by Sections 401(a)(9)(C) and 411(b)(1)(H) of the Internal Revenue Code. The actuarial increase provided by this subparagraph shall not be in addition to but shall be in lieu of any actuarial increase provided by the Plan for benefits payable after Normal Retirement Date.

6.4 Election to Receive Distribution Before Normal Retirement Date. A Member who (1) has a Termination of Employment before he attains age 65 and (2) has a Vested Interest, the Actuarial Equivalent present value of which exceeds $3,500 ($5,000 effective January

     1, 2002) as of the Participant's Annuity Starting Date may elect to have distribution of his Vested Interest commence before his Normal Retirement Date. Subject to Schedule E to this Plan, in that event, distribution shall commence as of the first day of any month following the election, but distribution of benefits may not commence prior to a Member's Early Retirement Date.

6.5 Reductions for Distribution After Normal Retirement Date. In the case of a Member who (1) remains an Employee after his Normal Retirement Date and (2) is receiving, while an Employee, distribution of his Retirement Benefit, the portion of his Retirement benefit determined as of the last day of any Plan Year attributable to Plan Years beginning after his Normal Retirement Date shall be reduced (but not below zero) by the Actuarial Equivalent value of the total Plan distribution the Member has received as of the last day of the Plan Year determined in accordance with regulations under
     Section 411(b)(1)(H) of the Internal Revenue Code.

6.6 Qualified Joint and Survivor Annuity for Married Members. A Member who is married on his Annuity Starting Date shall receive his Retirement Benefit in the form of a Qualified Joint and Survivor Annuity, unless the Member has previously waived his right to receive distribution of benefits in this form. The waiver must be executed and consented to by the Member's spouse in accordance with Section 6.8 during the 90-day period ending on the Members Annuity Starting Date. Both the Member's waiver and the spouse's consent must state the particular optional form of benefit to be distributed and any nonspouse Beneficiary or class of non-spouse Beneficiaries. Alternatively, the spouse's consent may permit the Member to elect any optional form of benefit available under the Plan and to designate any contingent Beneficiary. Such a general consent must acknowledge that the spouse has voluntarily relinquished rights to limit consent to a specific form of benefit or Beneficiaries or both. A Member's waiver of a Qualified Joint and Survivor Annuity under this Section 6.6 may be revoked at any time before the Member's Annuity Starting Date and, once revoked, may be made again before that date. However, if a Member's Annuity Starting Date is the date set forth in Section 6.3(d), then he may revoke and remake a waiver election with respect to the undistributed portion of his Retirement Benefit within the 90-day period ending before his Retirement. A spouse's consent to the waiver once given may not be revoked.

6.7 Notification of Right to Waive Qualified Joint and Survivor Annuity. Within the period beginning no earlier than 90 days before the Member's Annuity Starting Date and no later than 30 days before his Annuity Starting Date, the Committee shall provide each Member (whether or not married) with a notice of the Member's right to elect to waive his right to receive distribution of his Vested Interest in the form of a Qualified Joint and Survivor Annuity. The notice shall contain an explanation, in nontechnical language, of (a) the terms and conditions of the election and its effect upon the Member's Retirement Benefit (in terms of dollars per annuity payment), (b) the requirement that the Member's spouse must consent to the election in accordance with Section 6.8(c), the Member's right to revoke the election in the manner prescribed in regulations promulgated by the Secretary of the Treasury and (d) a general description of the eligibility conditions and other features of the optional forms of benefit under the Plan and sufficient information to explain the relative values of these optional forms of benefits. For purposes of this Section 6.7, a Qualified Joint and Survivor Annuity for an unmarried Member shall be a single life annuity with no ancillary benefits.

6.8 Spousal Consent. A Member's waiver of a Qualified Joint and Survivor Annuity described in Section 6.6 shall be valid only if the Member's spouse executes a written consent to that election acknowledging the effect of the election and the consent is witnessed by a notary public or Plan official. The spouse's consent is not required if (a) the Member establishes that the spouse's consent cannot be obtained because the Member does not have a spouse, the Member's spouse cannot be located or for such other circumstances as may be provided in regulations promulgated by the Secretary of the Treasury, (b) the Member is legally separated from the spouse or (c) the Member has been abandoned by his spouse (within the meaning of local law) and the Member has a court order to that effect. A Member's waiver of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity shall be effective only with respect to the spouse who consents to it as provided in this Section 6.8.

6.9  Minimum Distribution Requirements.

     (a) Notwithstanding any provision of this Plan to the contrary, all distributions under the Plan shall be made in accordance with Section 401(a)(9) of the Internal Revenue Code and the regulations promulgated by the Secretary of the Treasury thereunder.

     (b) In the case of a Member who (1) remains an Employee after attainment of age 70-1/2 and (2) is receiving, while an Employee, distribution of benefits in the form of an annuity, the payments under the annuity shall be increased as of the first day of each calendar year to reflect any additional Retirement Benefit accrued with respect to the Plan Year ending immediately before the first day of that calendar year and shall be reduced in accordance with Section 6.5 to take into account previous distributions.

     (c) If a Member dies after distribution of his benefit has commenced, the remaining portion, if any, of the Member's benefit shall be distributed to the Member's

          Beneficiary at least as rapidly as it would have been distributed under the method of distribution in effect on the day of the Member's death.

     (d) If a Member's Vested Interest is distributed in the form of an annuity other than an annuity for the life of the Member or an annuity for the joint lives of the Member and the Member's spouse or in installments and the Member's Beneficiary is other than the Member's spouse, the distribution must satisfy, the minimum distribution incidental benefit requirements under applicable regulations.

6.10 Annuities. Any distribution of benefits in the form of an annuity may be made directly from the Trust or by the purchase of a nontransferable immediate or deferred payment annuity contract from an insurance company selected by the Committee. If an annuity is purchased and is other than an annuity for the life of the Member or an annuity for the life of his spouse, the actuarial value of the portion of an annuity payable to the Member during his life must be more than 50% of the actuarial value of the aggregate amount of benefits payable under the total annuity.

6.11 Release. Upon any distribution or payment, the Trustee, the Committee, any Affiliated Company or the Plan Administrator may require execution of a receipt and release, in form and substance satisfactory to it, of all claims under this Plan.

6.12 Incapacity. If, in the judgment of the Committee, any person is legally, physically or mentally incapable of personally receiving and executing a receipt for any distribution or payment due him under this Plan, the distribution or payment may be made to the person's guardian or other legal representative (or if none is known to the Company or the Committee, to any other person or institution who has custody of the person) and that distribution or payment shall constitute a full discharge of any obligation with respect to the amount paid or distributed.

6.13 Lost Member. In the event a Member or Beneficiary cannot be located after reasonable efforts to locate such Member or Beneficiary have been made by the Plan Administrator, the Member's or Beneficiary's Accrued Benefit shall be forfeited. Notwithstanding the foregoing, if such Member or Beneficiary is subsequently located, his Accrued Benefit shall be reinstated and distributed to him in accordance with the terms of Article 6.

6.14 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     For purposes of this Section 6.14, the following terms shall have the meaning indicated:

     (a) Eligible rollover distribution: An eligible rollover distribution is any distribution from the Plan of all or any portion of the balance to the credit of the distributee under the Plan, except that an eligible rollover distribution does not include:

          (i) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more;

          (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

          (iii) any hardship distribution under Section 401(k)(2)(B)(i)(IV) of the Code;

          (iv) the portion of any distribution that is not includable in gross income; and

          (v)   any distribution of $200 or less.

     (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, or a qualified trust described in
          Section 401(a) of the Internal Revenue Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution attributable to a deceased Member paid to the surviving spouse of the Member, an eligible retirement plan is only an individual retirement account or individual retirement annuity. Notwithstanding anything in this Section 6.14 to the contrary, only one eligible retirement plan may be designated with respect to any single eligible rollover distribution.

     (c) Distributee: A distributee includes a Member. In addition, the surviving spouse of a deceased Member and the former spouse of a Member who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the surviving spouse or former spouse.

     (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee. Notwithstanding anything in this Section 6.14 to the contrary, only one direct rollover may be made with respect to any single eligible rollover distribution.

ARTICLE 7. PRERETIREMENT DEATH BENEFITS

7.1 Preretirement Death Benefit of Married Member. Subject to Article 4, upon the death of a married Member before his Annuity Starting Date, his spouse shall be entitled to receive a Preretirement Death Benefit Actuarially Equivalent in value to the sum of (a) his Cash Balance Benefit if that benefit is nonforfeitable under Article 5 and (b) in the case of a Pre-July, 1987 Member, the death benefit, if any, he is entitled to receive in accordance with Section 7.1 (b) contained in Schedule F to this Plan. In the case of a Member who had a Vested Interest and is survived by a spouse to whom he was married for at least one year at the time of his death, his spouse's Preretirement Death Benefit described above shall be at least as valuable as the Actuarial Equivalent of the spouse's Qualified Preretirement Survivor Annuity.

7.2 Preretirement Death Benefit of Unmarried Member. Subject to Article 4, upon the death of an unmarried Member before his Annuity Starting Date, his Beneficiary shall be entitled to receive a Preretirement Death Benefit actuarially equivalent in value to the sum of (a) his Cash Balance Benefit if that benefit is nonforfeitable under Article 5 and (b) in the case of a Pre-July, 1987 Member, the death benefit if any, he is entitled to receive in accordance with Section 7.1 (b) contained in Schedule F to this Plan.

7.3 Form of Preretirement Death Benefit. Subject to Section 7.4, the Preretirement Death Benefit of a Member shall be payable to his spouse or Beneficiary in the form of an annuity for his life, unless the Member's spouse or Beneficiary elects (during the period beginning on the day the Member dies and ending on the day distribution of benefits commences) to receive the Preretirement Death Benefit in another form described in
     Section 6.1.

7.4 Preretirement Death Benefit not in excess of $3500 ($5,000, effective January 1, 2002). If the Actuarial Equivalent lump sum value of a Member's Preretirement Death Benefit as of the Annuity Starting Date does not exceed $3,500 ($5,000, effective January 1, 2002), the method of distribution as to the Member's spouse or Beneficiary shall be as a single cash payment of the full amount payable.

7.5 Timing of Distribution - Annuity Starting Date. Distribution of a Member's Preretirement Death Benefit shall commence as of the Annuity Starting Date of the Member's Beneficiary. The Annuity Starting Date of the Member's Beneficiary shall be the earliest of:

     (a) in the case of a Member who is not married, as soon as practicable after the Member's death,

     (b) in the case of a Member who is married and the Actuarial Equivalent present value of his Preretirement Death Benefit does not exceed $3,500 ($5,000, effective January 1, 2002), as soon as practicable after the Member's death, or

     (c) in the case of a Member who is married and the Actuarial Equivalent present value of his Preretirement Death Benefit exceeds $3,500 ($5,000, effective January 1, 2002), the Member's Normal Retirement Date had the Member lived unless the Member's spouse elects under
          Section 7.6 to receive distribution prior to that time. Notwithstanding the previous sentence and subject to Section 7.7, distribution of a Beneficiary's Preretirement Death Benefit shall not commence before he files a claim for benefits with the Plan Administrator.

7.6 Election to Receive Preretirement Death Benefit Before Normal Retirement Date. In the case of a married Member who dies before his Normal Retirement Date with a Preretirement Death Benefit the Actuarial Equivalent present value of which exceeds

     $3,500 ($5,000, effective January 1, 2002), his spouse may elect to receive distribution of the Preretirement Death Benefit before the Member's Normal Retirement Date (had the Member lived), but distribution may not commence prior to the Member's Early Retirement Date (had the Member lived).

7.7 Required Distribution. If a Member's Preretirement Death Benefit is paid in the form of a single cash payment, the Member's entire Preretirement Death Benefit shall be distributed to his Beneficiary within five years of the Member's death or, if later, in the case of a Beneficiary who is the Member's spouse, the December 31 of the year the Member would have attained age 70-1/2. If a Member's Preretirement Death Benefit is distributed in the form of an annuity, distribution shall commence by the December 31 of the year after the year of the Member's death, or, if later, in the case of a Beneficiary who is the Member's spouse, the December 31 of the year the Member would have attained age 70-1/2. Such Preretirement Death Benefit must be distributed over a period not extending beyond the life expectancy of the Beneficiary.

ARTICLE 8. FUNDING

8.1 Funding Policy. The Plan's funding policy is to make contributions (a) sufficient to maintain for the Plan a non-negative funding standard account balance and (b) not in excess of the amount currently deductible in computing the Company's federal income tax.

8.2 Affiliated Company Contributions. Each Affiliated Company shall contribute to the Trust Fund with respect to Employees for which it has adopted this Plan under Section 16.1 periodic payments under the funding policy established under Section 8.1.

8.3 Timing of Employer Contributions. Contributions by any Employer for each Plan Year shall be paid to the Trustee no later than 2-1/2 months after the close of the Plan Year, or within an additional period not in excess of six months, as may be permitted under Sections 412(c)(10) and 412(d) of the Internal Revenue Code.

8.4 Irrevocability of Employer Contributions. Subject to Sections 8.5 and 15.3, any contribution made by an Employer shall be irrevocable and shall be held and disposed of by the Trustee solely in accordance with the provisions of the Plan and the Trust Agreement.

8.5 Exceptions to Irrevocability. Each contribution made by an Employer shall be deemed to be conditioned on the deductibility of the contribution under
     Section 404 of the Internal Revenue Code. If the deduction of all or part of any contribution is disallowed, it shall, to the extent disallowed, be repaid within one year after the date of disallowance. A contribution also will be repaid to an Employer, within one year after the date made, to the extent it was made in error because of a mistake in fact.

ARTICLE 9.   ADMINISTRATION OF PLAN

9.1 The Company. The Company shall be the Plan Administrator of the Plan and its sole named fiduciary under Section 402 of ERISA.

9.2 The Board. The Board shall appoint the members of the Committee and the Trustee and may appoint a chairman of the Committee, and shall be responsible for the establishment of the Trust and the amendment and termination of this Plan and the Trust Agreement.

9.3 The Committee. This Plan shall be administered by the Committee, which shall have the responsibilities, duties and powers delegated to it in this Plan and any responsibilities and duties under this Plan which are not specifically delegated to anyone else, including but not limited to the following powers:

     (a) to require any person to furnish such information as it may request as a condition to receiving any benefit under the Plan;

     (b) to make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Plan;

     (c) to decide on questions concerning the Plan and the eligibility of any Employee to participate in the Plan, in accordance with the provisions of the Plan;

     (d) to compute or have computed the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan.

9.4 The Trustee. The Trustee shall have exclusive authority and discretion to manage and control the Trust Fund except to the extent that authority to manage the assets held by the Trust is delegated by the Committee to an Investment Manager. The Trustee may designate agents or others to carry out certain of the administrative responsibilities in connection with management of the Trust.

9.5 Decisions and Actions of the Committee. The Committee from time to time may establish rules for the administration of this Plan. The Committee shall have sole discretion to make decisions and take any action with respect to any questions arising in connection with the Plan, including, but not limited to, the construction and interpretation of the Plan and the Trust Agreement and the determination of eligibility for participation and benefits under the Plan. Any such decision or action shall be final and binding upon all Members, Beneficiaries and Alternate Payees.

9.6 Membership of the Committee. The Committee shall consist of at least three members. Each person appointed a member of the Committee shall file his acceptance of the appointment with the secretary of the Company. Any member of the Committee may resign by delivering his written resignation to the secretary of the Company; the resignation shall become effective when received by the secretary (or at any other time agreed upon by the member and the Board). The Board may remove any member of the Committee at any time, with or without cause, upon notice to the member being removed. Notice of the appointment, resignation, or removal of a member of the Committee shall be given by the Board to the Trustee and to the members of the Committee.

9.7 Officers and Meetings of the Committee. The Committee shall elect a chairman (if a chairman has not been designated by the Board under Section 9.2) and may elect a secretary and assistant secretary (either of whom need not be a member of the Committee) to keep its records and assist the Committee in performing any of its functions and shall hold meetings upon such notice and at such times and places as it may from time to time determine. Notice of a meeting need not be given to any member of the Committee who submits a signed waiver of notice before or after the meeting or who attends the meeting.

9.8 Procedures of the Committee. A majority of the total number of members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at the time, shall be required for action by the Committee. Resolutions may be adopted or other action taken without a meeting upon the written consent of all members of the Committee. Any person dealing with the Committee shall be entitled to rely upon a certificate of any member of the Committee, or its secretary, as to any act or determination of the Committee.

9.9 Subcommittees - Advisors and Agents of the Committee. The Committee may (a) appoint subcommittees with such powers as the Committee shall determine advisable, (b) authorize one or more of its members or an agent to execute any instrument, and (c) utilize the services of Employees and engage accountants, agents, clerks, legal counsel, medical advisers, and professional consultants (any of whom may also be serving an Employer or an Affiliated Company) to assist in the administration of this Plan or to render advice with regard to any responsibility under the Plan.

9.10 Actuary. The Company shall appoint an "enrolled actuary" as defined in
     Section 7701(a)(35) of the Internal Revenue Code to perform actuarial services with respect to the Plan.

9.11 Liability of the Committee. The members of the Committee and the Employers shall have no liability with respect to any action or omission made by them in good faith nor for any action made in reliance upon (a) the action of the Trustee, (b) the advice or opinion of any actuary, accountant, legal counsel, medical advisor or other professional consultant or (c) any resolutions of the Board certified by the secretary or assistant secretary of the Company. The Employer shall indemnify and hold harmless each member of the Committee against any and all claims, losses, damages, expenses, including legal fees and other expenses of litigation, and liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such Member.

9.12 Expenses of the Plan; Fidelity Bond. The expenses of evaluating the investment performance of the Plan and of other consulting services to enable the Plan to achieve its investment objectives, to the extent permitted by ERISA, shall be paid from the Trust. All other reasonable administrative expenses relating to the Plan prior to termination of the Plan shall be paid from the Trust. If such expenses are not paid by the Trust, they shall be paid by the Employers. Brokerage commissions, transfer taxes and other charges or expenses in connection with the sale of securities shall be included in the cost of the securities. Any Employee who serves as a Trustee or member of the Committee shall receive no compensation for such service. The Company may require any Trustee or member of the Committee to furnish a fidelity bond satisfactory to the Company; the premium for any fidelity bond shall be an expense of the Plan, except to the extent paid by the Company.

9.13 Service in More than One Capacity. Any person or group of persons may serve the Plan in more than one capacity.

ARTICLE 10. MANAGEMENT OF TRUST FUND

10.1 The Trust Fund. The Trust Fund shall be held in trust by the Trustee appointed from time to time (before or after termination of the Plan) by the Board pursuant to the Trust Agreement. The Trustee shall have the powers specified in the Trust Agreement.

10.2 Exclusive Benefit. The Trust Fund shall be used in accordance with the provisions of this Plan and for the exclusive purpose of providing benefits for Members and their Beneficiaries and defraying reasonable expenses of the Plan and of the Trust.

10.3 Trustee's Reports. As soon as practicable after the end of each Plan Year the Trustee shall submit to the Board an appropriate report stating the net value of the Trust Fund as of the end of that Plan Year, and containing such other information relating to the Trust Fund as the Board from time to time may request.

10.4 Trust Agreement. The Trust Agreement shall be a part of this Plan and any rights or benefits under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

ARTICLE 11.   BENEFIT CLAIMS PROCEDURE

11.1 Claim for Benefits. Any claim for benefits under this Plan shall be made in writing to the Committee. The Committee shall notify the Member, Beneficiary or Alternate Payee of its determination within 90 days after receipt of the claim (or within 180 days if special circumstances require an extension of time to review the claim, in which event the Member, Beneficiary or Alternate Payee will be so notified of the circumstances requiring an extension and the date by which a decision is expected). If the Member, Beneficiary or Alternate Payee has not provided sufficient information for the Committee to make a determination with respect to the claim, the Member, Beneficiary or Alternate Payee will be notified within 45 days of the specific information needed to complete the claim, and will be provided with 180 days in which to provide the information. The Member, Beneficiary or Alternate Payee will be notified of the Committee's determination within 45 days of the earlier of the Committee's receipt of the requested information or the expiration of the 180-day period.

11.2 Denial of Claims. If the Committee decides that a Member, Beneficiary or Alternate Payee is not entitled to all or any part of the benefits claimed, the notice of denial shall be written in a manner calculated to be understood by the Member, Beneficiary or Alternate Payee and shall contain
     (a) the specific reason or reasons for denial of the claim, (b) a specific reference to the pertinent Plan provisions upon which the denial is based,
     (c) a description of any additional material or information necessary to perfect the claim together with an explanation of why such material or information is necessary, (d) an explanation of the claims review procedure and the time limits applicable to such procedures, and (e) effective for claims filed on or after January 1, 2002, a statement of the Member or Beneficiary's right to bring a civil action under Section 502(a) of ERISA if the claim is denied following appeal.

11.3 Review of Claim. Within 60 days after the receipt by the Member, Beneficiary or Alternate Payee of notice of denial of a claim (or at such later time as may be reasonable in view of the nature of the benefit subject to claim and other circumstances), the Member, Beneficiary or Alternate Payee or his or her authorized personal representative may make a written request to the Committee for an appeal of the denial. Any such request may include any written comments, records and any other information relating to the claim and may include a request for "relevant" documents to be provided free of charge.

11.4 Decision After Review. Within 60 days after the receipt of a request for review under Section 11.3, the Committee shall deliver to the Member, Beneficiary or Alternate Payee a written decision with respect to the claim, except that if there are special circumstances (such as the need to hold a hearing) which require more time for processing, the 60-day period shall be extended to 180 days upon notice to the Member, Beneficiary or Alternate Payee to that effect. The decision shall be written in a manner calculated to be understood by the Member, Beneficiary or Alternate Payee and shall (a) include the specific reason or reasons for the decision, (b) contain a specific reference to the pertinent Plan provisions upon which the decision is based, (c) effective for claims filed on or after January 1, 2002, a statement that a Member, Beneficiary or Alternate Payee may receive reasonable access to, and copies of, documents, records and other information relevant to the claim, and (d) effective for claims filed on or after January 1, 2002, a statement of the Member, Beneficiary or Alternate Payee's right to bring a civil action under Section 502(a) of ERISA if the claim is denied following appeal.

11.5 Relevant Documents. For purposes of Section 11.3, a document, record or other information shall be considered "relevant" to a Member's, Beneficiary's or Alternate Payee's claim filed on or after January 1, 2002 if such document, record or other information (a) was relied upon in making the benefit determination; (b) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; or (c) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination.

11.6 Final and Binding Decision. The Committee's decision on claims shall be final, binding and conclusive on all interested persons unless found by a court of competent jurisdiction to be arbitrary or capricious.

ARTICLE 12. NON-ALIENATION OF BENEFITS

12.1 Non-Alienation. Subject to Section 12.2 and 12.3, any benefits under or interests in this Plan shall not be assignable or subject to alienation, hypothecation, garnishment, attachment, execution, anticipation, sale, transfer, pledge or levy of any kind. Any action in violation of this provision shall be void.

12.2 Qualified Domestic Relations Order. Section 12.1 shall not apply to the creation, assignment or recognition of a right to the Retirement Benefit of a Member pursuant to a Qualified Domestic Relations Order. The Committee shall establish reasonable procedures for determining whether a domestic relations order is a Qualified Domestic Relations Order and for administering distributions under a Qualified Domestic Relations Order.

12.3 Certain Judgments or Settlements. Effective as of August 5, 1997, Section
     12.1 shall not apply to any offset of a Member's benefits provided under the Plan against an amount the Member is required to pay to the Plan for certain judgements and settlements as described in Section 401(a)(13)(C) of the Internal Revenue Code, subject to the spousal consent provisions described herein.

12.4 Ceasing of Payments Upon Bankruptcy or Attempted Assignment. If, notwithstanding Section 12.1, any Member or Beneficiary becomes bankrupt or attempts to assign, alienate or hypothecate his Retirement Benefit under this Plan, or if any Retirement Benefit shall be garnished, attached or levied upon, the Committee may determine that distribution or payment of his benefits shall cease and that the Trustee shall provide for the Member or Beneficiary, or the Member's spouse, children or other dependents (in such manner and proportion as the Committee considers appropriate), an amount substantially equal to the amount of his benefits.

ARTICLE 13. DESIGNATION OF BENEFICIARY

13.1 Designation of Beneficiary. Subject to Section 6.6 and Article 7, Members may designate a Beneficiary on the form and in the manner prescribed by the Committee. The Committee, in its discretion, may specify conditions or other provisions with respect to the designation of a Beneficiary. Subject to Section 6.6, any designation of a Beneficiary may be revoked by filing a later designation or revocation. In the absence of an effective designation of a Beneficiary by a Member or upon the death of all Beneficiaries, a Member's Retirement Benefit shall be paid to his estate.

13.2 Effective Date of Designation. Any designation or revocation of a designation of a Beneficiary shall become effective when actually received by the Committee but shall not affect any distribution previously made pursuant to a prior designation.

ARTICLE 14. AMENDMENT

14.1  Amendment. The Board may amend this Plan at any time but no amendment may
      (a) substantially increase the duties or liabilities of the Trustee without its prior written consent, or (b) have the effect of decreasing the accrued Retirement Benefit of anyone who is a Member on the date the amendment is adopted or becomes effective, whichever is later.

14.2  Amendment to Vesting Provisions. If the vesting provisions set forth in
      Article 5 are amended, any Member who, as of the effective date of the amendment had been credited with three or more Years of Service in the aggregate, may irrevocably elect to have his nonforfeitable interest computed without regard to the amendment. Notice of the amendment and the availability of the election shall be given to each such Member, and the election may be exercised by the Member by notice to the Committee within 60 days after the later of (a) his receipt of the notice, (b) the day the amendment is adopted or (c) the effective date of the amendment.

14.3 Amendment to Maintain Qualified Status and Other Amendment Powers of Committee. Notwithstanding anything to the contrary in Section 14.1, effective on the execution date of this Plan restatement, the Committee is authorized, in its discretion, to make any modifications or amendments to the Plan, either retroactively or prospectively (to the extent not otherwise prohibited under the Code or ERISA) that it deems:

      (a) Appropriate to establish or maintain the Plan and the Trust Agreement as a qualified plan and trust under Sections 401 and 501 of the Internal Revenue Code, respectively; or

      (b) Appropriate with respect to any Plan provision other than the Plan's eligibility, vesting and employer contribution provisions, the amendment of any such provisions being reserved exclusively to the Board (except to the extent such an amendment implements any contractual commitment entered into the Employer).

ARTICLE 15. TERMINATION; MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

15.1 Full Vesting Upon Plan Termination. Upon the termination (including a partial termination) of this Plan, the Retirement Benefits as of the date of termination of the Members to which the termination relates shall be nonforfeitable (to the extent funded) without any formal action.

15.2 Payment of Benefits Upon Plan Termination. If this Plan is terminated, subject to Section 6.6, benefits to Members who are Employees and their Beneficiaries shall be paid in accordance with Section 4044 of ERISA and, if applicable, Section 414(1) of the Internal Revenue Code. The Committee shall determine (and notify the Trustee) whether distribution of benefits to each Member shall be made (a) as soon as practicable after termination or (b) in accordance with Article 6 as if the termination had not occurred.

15.3 Reversion of Excess Assets. If this Plan is terminated and the value of the Trust Fund exceeds the benefits allocable to Members and their Beneficiaries, the amount of the excess shall be repaid to the Employers in accordance with the directions of the Committee.

15.4 Committee and Trustee. If the Plan is terminated, the Committee shall continue to function and may fill any vacancies which may occur in its own membership (if the Board fails to do so) until the Trustee has rendered its final account and that account has been approved (in the manner provided in the Trust Agreement).

15.5 Merger, Consolidation or Transfer of Assets. Neither this Plan nor the Trust may be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan or trust, unless each Member would receive a benefit immediately after the merger, consolidation or transfer, if the Plan then terminated, which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then been terminated.

ARTICLE 16. ADOPTION AND WITHDRAWAL FROM PLAN BY AFFILIATED COMPANY

16.1 Adoption by Affiliated Company. Any Affiliated Company, whether or not presently existing, may, with the approval of the Board, adopt this Plan by proper corporate action. By such adoption, the Affiliated Company automatically delegates to the Board and Committee the full authority to amend, alter, modify, interpret or administer the Plan as provided herein.

16.2 Withdrawal. Any Employer may at any time withdraw from the Plan upon giving the Board, the Committee and the Trustee at least 30 days notice of its intention to withdraw. The Board in its discretion may direct that any Employer withdraw from the Plan.

16.3 Segregation of Assets Upon Withdrawal. Upon the withdrawal of an Employer under Section 16.2, the Trustee shall in accordance with the directions of the Committee and Section 4044 of ERISA and, if applicable, Section 414(1) of the Internal Revenue Code, segregate a share of the assets in the Trust Fund attributable to the Retirement Benefits of Members who are Employees of that Employer.

16.4  Applicability of Withdrawal Provisions. The withdrawal provisions of this
      Article 16 shall be applicable only if the withdrawing Employer continues to cover its Members and eligible Employees in a comparable plan and trust qualified under Sections 401 and 501 of the Internal Revenue Code. Otherwise, the termination provisions of this Plan shall apply.

ARTICLE 17. TOP HEAVY PROVISIONS

17.1  Definition. The following definitions apply for purposes of this Article
      17:

      (a) Average Compensation - a Member's average annual compensation (as defined in Treas. Reg. Section 1.415-2(d)(i)) during the five consecutive Plan Years in which he received the greatest compensation, taking into account only Plan Years (1) during which he was a Member, (2) with respect to which he was credited with a Vesting Year of Service and (3) ending no later than the last day of the last Plan Year during which the Plan was a Top Heavy Plan.

      (b) Determination Date - with respect to any plan year of the Plan, a Defined Benefit Plan or a Defined Contribution Plan, the last day of the preceding plan year (or in the case of the first plan year of a plan the last day of that plan year).

      (c) Key Employee - an Employee (or former Employee) who at any time during a Plan Year or any of the preceding four Plan Years is or was
            (1) an officer of his Employer with Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code on the last day of the Plan Year, (2) one of the ten Employees with Compensation greater than the amount in effect under
            Section 415(c)(1)(A) of the Internal Revenue Code on the last day of the Plan Year and owning the largest percentage (in excess of one half of one percent) interest in value of any Affiliated Company,
            (3) a Five Percent Owner and (4) an owner of more than one percent of an Employer with Compensation in excess of $150,000. The determination of whether an Employee is a Key Employee shall be made in accordance with Section 416(i) of the Internal

            Revenue Code. The Beneficiary of a Key Employee shall be treated as a Key Employee.

      (d) Permissive Aggregation Group of Plans - group of employee benefit plans including a Required Aggregation Group of Plans, and any other Defined Benefit Plans or Defined Contribution Plans which when considered as a group meets the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code.

      (e) Required Aggregation Group of Plans - a group of employee benefit plans including each Defined Benefit Plan and Defined Contribution Plan (1) in which any Key Employee is or was a Member or (2) which enables a plan described in clause (1) to meet the requirements of
            Section 401(a)(4) or Section 410 of the Internal Revenue Code.

      (f) Top Heavy Fraction - (1) with respect to the Plan, a fraction for a Plan Year the numerator of which is the aggregate of the accrued benefits under the Plan as of the applicable Determination Date of all Members who are Key Employees and the denominator of which is the aggregate of the accrued benefits under the Plan as of the applicable Determination Date of all Members or (2) with respect to a Required Aggregation Group of Plans or a Permissive Aggregation Group of Plans a fraction (A) the numerator of which is the sum of
            (i) the aggregate of the present values of the accrued benefits as of the applicable Determination Date of all Members who are Key Employees under all Defined Benefit Plans included in that group, and (ii) the aggregate account balances as of the applicable Determination Date in the accounts of all Members who are Key Employees under all Defined Contribution Plans included in the group and (B) the denominator of which is the sum of (i) the aggregate of the present values of the accrued benefits as of the applicable Determination Date of all Members under all Defined Benefit Plans included in the Group and
            (ii) the aggregate account balances as of the applicable Determination Date in the accounts of all Members under all Defined Contribution Plans included in the group. In computing a Top Heavy Fraction for a Plan Year the following rules shall apply: (I) the present value of accrued benefits as of a Determination Date under each Defined Benefit Plan and the aggregate account balances as of a Determination Date under each Defined Contribution Plan shall be increased by the aggregate distributions made from that plan to members during the five-year period ending on the Determination Date, (II) the accrued benefit under any Defined Benefit Plan and the account balance under any Defined Contribution Plan of a Member who has not performed services for an Employer at any time during the five-year period ending on the Determination Date shall be disregarded, (III) the present value of accrued benefits under a Defined Benefit Plan as of a Determination Date and the account balance under a Defined Contribution Plan shall be determined as of that plan's valuation date which occurs during the 12-month period ending on the Determination Date, (IV) in the case of a Required Aggregation Group of Plans or a Permissive Aggregation Group of Plans, the Determination Date of each Plan included in the group shall be the Determination Date that occurs in the same calendar year as the Determination Date of the Plan, (V) in the case of a Required Aggregation Group of Plans or a Permissive Aggregation Group of Plans, in determining accrued benefits the same actuarial assumptions shall be used for all Defined Benefit Plans and (VI) in the case of a Required Aggregation Group of Plans or Permissive Aggregation Group of Plans the present value of the accrued benefits under all Defined Benefit Plans of Members other than Key Employees shall be determined based upon the method used uniformly for accrual purposes for all Defined Benefit Plans but if there is no uniform method based upon the benefit accrual rate which does not exceed the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1) of the Internal Revenue Code.

      (g) Top Heavy Plan - the Plan for any Plan Year if the Top Heavy Fraction for that Plan Year exceeds 60% (a) for the Plan if the Plan is not part of a Required Aggregation Group of Plans, (b) for the Required Aggregation Group of Plans, if the Plan is part of a Required Aggregation Group of Plans, or (c) for the Permissive Aggregation Group of Plans, if the Plan is part of a Permissive Aggregation Group of Plans and a Required Aggregation Group of Plans.

17.2 When Top Heavy Provisions Apply. Notwithstanding any other provision of this Plan, the provisions of this Article 17 shall apply with respect to any Plan Year for which the Plan is a Top Heavy Plan.

17.3 Minimum Benefit. Subject to Article 4 and Section 3.2(b) contained in Schedule D to this Plan, upon the Retirement or Termination of Employment of a Member who is not a Key Employee, his Retirement Benefit shall be equal to the excess, if any, of (a) the greater of (1) the Retirement Benefit that otherwise would be determined for him under Article 3 if no effect were given to this Article 17 and (2) the product of 2% of his Average Compensation and the number of his Vesting Years of Service (not in excess of 10) commencing after 1983 and credited with respect to Plan Years in which the Plan or the Prior Plan is a Top Heavy Plan and he is a Member and (b) the Actuarial Equivalent of his aggregate benefit as of August 30, 1985 under the Prior Plan. For purposes of determining a Member's Retirement Benefit under this Section 17.3 it shall be assumed that payment of the Retirement Benefit shall be in the form of a straight life annuity, without ancillary benefits, commencing on his Normal Retirement Date.

17.4 Vesting. For any Plan Year the Plan is a Top Heavy Plan, the nonforfeitable portion of the Retirement Benefit of a Member, who is credited with at least one Hour of Service during that Plan Year under
      Article 5 shall be the greater of the percentage determined under Article 5 and a percentage based on his Vesting Years of Service as follows:

Number of Member's Vesting                    Nonforfeitable
     Years of Service                           Percentage
--------------------------                    --------------
       0                                             0%
       1                                             0
       2                                            20
       3                                            40
       4                                            60
       5                                            80
       6 or more                                   100

17.5 Change From Top Heavy Vesting. If the Plan is a Top Heavy Plan for a Plan Year and ceases to be a Top Heavy Plan for the subsequent Plan Year, the change in the vesting provision under this Section 17.5 to the vesting provision under Article 5 shall for purposes of Section 14.2 be treated as an amendment of the vesting provisions of the Plan.

ARTICLE 18. MISCELLANEOUS

18.1 No Employment Rights. Nothing in this Plan shall be construed as a contract of employment between an Affiliated Company and any Employee, nor as a guarantee of any Employee to be continued in the employment of the Company, nor as a limitation on the right of an Affiliated Company to discharge any of its Employees with or without cause or with or without notice at any time at the option of the Company.

18.2 Discretion. Any discretionary acts under this Plan by an Employer or by the Committee shall be uniform and applicable to all persons similarly situated. No discretionary act shall be taken which constitutes prohibited discrimination under the provisions of Section 401(a) of the Internal Revenue Code.

18.3 Prior Service. The Committee may, in its discretion and under rules applicable to all Employees similarly situated, credit Employees with service prior to becoming Employees or Members for determining (a) whether an Employee is an Eligible Employee,(b) Vesting Years of Service or (c) Most Recent Date of Hire.

18.4 Merged Plan. The Company may for purposes of this Plan (a) designate any employee pension benefit plan (as defined in Section 3(2) of ERISA) as a Merged Plan and (b) give credit for participation in a Merged Plan to the extent the Board determines desirable. The Board shall notify the Committee of the designation of any merged Plan, and of credit to be given for participation in the Merged Plan.

18.5 No Interest in Trust Fund. Irrespective of the amount of a Member's Vested Interest, neither he nor his Beneficiary or any other person shall have any interest or right to any of the assets of the Trust Fund except as and to the extent expressly provided in this Plan.

18.6 Uniformed Services Employment and Reemployment Rights Act of 1994. Notwithstanding any other provision of this Plan to the contrary, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code. This Section
      18.6 shall apply to all veterans who return to work on or after December 12, 1994.

18.7 Governing Law. The provisions of this Plan shall be governed by and construed and administered in accordance with ERISA, the Internal Revenue Code, and, where not inconsistent, the laws of the State of Delaware.

18.8 Member Information. Each Member shall notify the Committee of (a) his mailing address and each change of mailing address, (b) his, his Beneficiary's and, if applicable, his spouse's date of birth and (c) his marital status and any change of his marital status. The information provided by the Member under this Section 18.8 shall be binding upon the Member and his Beneficiary for all purposes of the Plan.

18.9 Statement of Retirement Benefits. A statement of a Member's Retirement Benefit shall be furnished to him and his Employer annually by the Committee.

18.10 Construction. Any masculine personal pronoun shall be considered to mean also the corresponding female or neuter personal pronoun, as the context requires.

18.11 Severability. If any provision of this Plan is held illegal or invalid for any reason, the other provisions of this Plan shall not be affected.

18.12 Notices. Any notice, request, election, designation, revocation or other communication under this Plan shall be in writing and shall be considered given when delivered personally or mailed by registered mail, return receipt requested, except that any statement furnished pursuant to Section
      18.9 or any other communication to all Members shall be considered given when delivered personally or mailed by first class mail.

18.13 Headings.The headings in this Plan are for convenience of reference and shall not be given substantive effect.

Dated:

                                              THE HERTZ CORPORATION

                                              By __________________________

Attest:

SCHEDULE A - EFFECTIVE DATES

The provisions of this amended and restated Plan are effective as of January 1, 2000 except as otherwise provided below:

(a) The following provisions and schedules are amended and restated effective as of January 1, 1997:

      (1)   Sections 6.9 (d) and (e) - Minimum Distribution Requirements.

      (2)   Section 1.14 and Schedule B.3 - Compensation.

      (3) Section 3.10 - Suspension of Benefit Payments upon Reemployment or After Normal Retirement Date

      (4)   Section 9.11 - Liability of the Committee

      (5) Section 14.3 - Amendment to Maintain Qualified Status and Other Amendment Powers of Committee

      (6)   Section 16.1 - Adoption by Affiliated Company

      (7)   Section 18.3 - Prior Service

      (8)   Schedule B.4 - Final Average Earnings

(b) The following provisions are amended and restated effective as of August 5, 1997:

      (1)   Section 12.1 and 12.3 - Non-Alienation of Benefits.

(c) The following provision is amended and restated effective as of December 12, 1994:

      (1)   Section 18.6 - Uniformed Services Employment and Reemployment Rights
            Act

(d) The following provisions are amended and restated effective as of January 1, 1999:

            (1)   Section 6.14 (Direct Rollover)

            (2)   Schedule D, Section 3.2(c) and (d).

SCHEDULE B - DEFINITIONS

The following definitions shall apply with respect to Pre-July, 1987 Members:

B.1 Accumulated Pre-July, 1987 Employee Contributions - the aggregate amount of a Pre-July, 1987 Member's contributions to the Plan made after August 30, 1985 but before July 1, 1987, with interest at the rate specified below, compounded annually, on the amount of each of the Member's contributions for the period beginning on the January 1 immediately following the day the contribution was made and ending on the first day of the month in which the Member's Termination of Employment occurs. The applicable interest rates shall be as follows: (a) for the period beginning with August 30, 1985 and ending on December 1987, 6 %, (b) for the period beginning with January 1, 1988, and ending on the date the determination is made, 120% of the Federal mid-term rate (as in effect under Section 1274 of the Internal Revenue Code for the first month of the Plan Year) and (c) for the period beginning with the determination date and ending on the Member's Normal Retirement Date, the rate which would be used under Section 417(e)(3) of the Internal Revenue Code (as of the distribution date).

B.2 Contributory - Annuity Benefit - the monthly benefit that accrues to a Pre-July, 1987 Member under Section 3.2(a)(2) contained in Schedule D to this Plan.

B.3 Earnings - all cash remuneration paid or made available for any Plan Year (or if the context requires for a payroll period) by an Employer to an Employee for his services, as salary or wages and including bonuses, commissions, pay at premium rates (holiday, overtime or other), vacation pay (other than accrued vacation paid upon Termination of Employment or Retirement), the amount of his before tax savings contributions under The Hertz Corporation Income Savings Plan, his pay conversion credits under The Hertz Custom Benefit Program and payments made under salary and wage continuation plans and other similar plans providing for payments to Employees while absent from work, but excluding (a) any payments on account of long-term disability, (b) severance payments, layoff allowances and layoff extension benefits, (c) except as otherwise provided by the Committee in its discretion, prizes, awards and amounts paid (whether or not under an employee benefit plan) to reimburse Employees' expenses, such as business and travel allowances, meal allowances, living allowances, relocation allowances and foreign service living and educational allowances, (d) any amounts attributable to stock options, (e) any other amounts paid for that Plan Year on account of the Employee under this Plan or under any other employee pension benefit plan (as defined in Section 3(2) of ERISA), (f) any incentive payments not related to the Employee's primary job responsibilities and (g) any other amounts which are not includible in the Employee's income for federal income tax purposes. In the case of an Employee who is compensated on the basis of sales commissions, Earnings shall mean the greater of the amount of his drawing account for the Plan Year or the amount of his commissions for that Plan Year. For Plan Years beginning after 1988 and before 1994, Earnings shall not include amounts paid or made available in excess of $200,000 and for Plan Years after 1993, in excess of $150,000, provided, however, that such dollar limitations on recognized Earnings for any Plan Year shall be the adjusted amount prescribed by the Secretary of the Treasury under Section 401(a)(17) of the Internal Revenue Code.

      For purposes of determining the Earnings of a Pre-July, 1987 Member for periods of leave of absence before July 1, 1987 for (1) service in the armed forces of the United States or any other nation designated by an Employer, (2) civilian service for the United States government or (3) any other reason approved by an Employer, the following special rules shall apply:

      (x) In the case of a Pre-July, 1987 Member who made contributions to the Plan or the Prior Plan during such leave of absence, his Earnings for the period of his leave of absence shall be deemed to be equal to either (A) if he was not covered by a collective bargaining agreement during the leave of absence, his basic annual earnings rate (excluding bonuses, overtime, incentive compensation or other types of special remuneration) immediately before his leave of absence or (B) if he was covered by a collective bargaining agreement during the leave of absence, the basic annual earnings rate then in effect applicable to his job classification under that agreement.

      (y) In the case of a Pre-July, 1987 Member who did not make contributions to the Plan or the Prior Plan during his leave of absence, but made such contributions retroactively upon his return to active employment from a leave of absence, his Earnings for the period of the leave of absence shall be deemed to be either (A) if he was not covered by a collective bargaining agreement during the leave of absence, the lesser of (i) the average of his basic annual earnings rate (excluding bonuses, overtime, incentive compensation or other types of special remuneration) during the period of his leave of absence, taking into account all general wage or salary increases granted to employees in like classification, and (ii) his basic annual earnings rate (exclusive of bonus, incentive compensation, compensation for overtime, or any other special remuneration) upon return to active employment, or (B) if he was covered by a collective bargaining agreement during the leave of absence, the basic annual earnings rate then in effect applicable to his job classification under that agreement.

B.4 Final Average Earnings - a Pre-July, 1987 Member's average annual Earnings for the five consecutive Plan Years while a Member (including Plan Years commencing after July 1, 1987) in which he received the greatest amount of annual Earnings within the ten most recent Plan Years. For purposes of calculating a Members' Final Average Earnings only: (a) if a Member's Earnings represent a period of service (other than a Plan Year that is the last Plan Year in which a Member is credited with an Hour of Service) which is less than a full Plan Year, such Earnings shall be annualized, and (b) Plan Years in which a Member is not credited with annual Earnings shall not be included.

      If a Pre-July, 1987 Member's Earnings exceeded $150,000 for any Plan Year before 1994, his Final Average Earnings shall be the greatest of (a) his Final Average Earnings as of December 31, 1988, determined in accordance with the Plan as then in effect, (b) his Final Average Earnings as of December 31, 1993, determined in accordance with the Plan as then in effect, and (c) his Final Average Earnings determined in accordance with the preceding sentence, disregarding any Earnings in excess of $150,000 for any Plan Year before 1994.

B.5 Final Average Earnings Benefit - the monthly benefit which accrues to a Pre-July, 1987 Member under Section 3.2(a)(1) contained in Schedule D to this Plan.

B.6 Year of Credited Service - a period of 12 calendar months (which need not be consecutive) during which a Pre-July, 1987 Member made required contributions to the Plan or the Prior Plan. A period of less than 12 such calendar months shall be credited as a partial Year of Credited Service equal to a fraction the numerator of which is the number of such months and the denominator of which is 12. Except as otherwise provided in paragraph (e) of this definition, for purposes of determining Years of

      Credited Service, months beginning after June 30, 1987 shall be excluded. The following special rules apply for purposes of determining Years of Credited Service:

      (a) In the case of a Pre-July, 1987 Member who made contributions to the Plan or the Prior Plan while on leave of absence the period of the leave of absence shall not be included in determining Years of Credited Service, unless he returns directly to active employment immediately following his leave of absence or dies during his leave of absence.

      (b) Additional Years of Credited Service shall be credited to each Member who was an Employee on either November 30, 1976 or December 31, 1980 and was required to satisfy an eligibility requirement of more than one year, provided he became a Member by contributing to the Prior Plan within six months of either: (1) the first day he was eligible to do so, (2) the day he was most recently reemployed by an Employer (or an employer maintaining the Prior Plan) or (3) the day he returned to active employment with an Employer (or an employer maintaining the Prior Plan) from a layoff or approved leave of absence without pay. An Employee described in the previous sentence shall be credited with the following: (A) in the case of a Pre-July, 1987 Member who was an Employee on November 30, 1976, if he had to satisfy an eligibility requirement of three years, he shall be credited with an additional Year of Credited Service and if he had to satisfy an eligibility requirement of at least two years but less than three years, he shall be credited with an additional month for purposes of determining Years of Credited Service for each month in excess of two years before he first became eligible to become a Member and (B) in the case of a Pre-July, 1987 Member who was an Employee on December 31, 1980 (but first became an Employee after

            November 30, 1976) if he had to satisfy an eligibility requirement of at least two years, he shall be credited with an additional Year of Credited Service and if he had to satisfy an eligibility requirement of at least one year but less than two years, he shall be credited with an additional month for purposes of determining Years of Credited Service for each month in excess of one year before he first became eligible to become a Member.

      (c) For purposes of determining Years of Credited Service, any months during which a Pre-July, 1987 Member was employed outside the limits of the United States, the Commonwealth of Puerto Rico or the Territory of Guam shall be excluded, unless the Member was originally employed in one of these locations and was sent by his Employer to another location with the intention that he return to one of these locations.

      (d)   Solely for determining Years of Credited Service for purposes of
            Section 3.2(a)(1) contained in Schedule D to this Plan (Final Average Earnings Benefit) and paragraph c contained in Schedule C to this Plan (grandfathered lump sum benefit), Years of Credited Service shall include credited service after December 31, 1966 under
            Part I of The Hertz Retirement Program for Salaried Employees and The Hertz Hourly-Rate Employees' Pension Plan not otherwise constituting credited service under the Prior Plan, other than periods during which the Member would not have been eligible to become a member of the Prior Plan had he been an employee of RCA Corporation.

      (e) Solely for determining Years of Credited Service for purposes of Sections 3.2(c) contained in Schedule D to this Pan (supplemental early retirement benefit), 3.2(d) contained in Schedule D to this Plan (optional supplemental early retirement benefit), 3.2(e) contained in Schedule D to this Plan (guaranteed early retirement benefit), 7.1 (b) contained in Schedule F to this Plan (spouse's Pre-Retirement Death Benefit), (1) Years of Credited Service shall include Vesting Years of Service credited to a Pre-July, 1987 Member after 1987, (2) each full month for the period from July 1, 1987 through December 31, 1987 during which a Pre-July, 1987 Member is employed by the Company shall be taken into account in determining Years of Credited Service and (3) Years of Credited Service shall include periods of credited service under
            Part I and Part II of The Hertz Retirement Program for Salaried Employees and The Hertz Hourly-Rate Employees' Pension Plan not otherwise constituting credited service under the Prior Plan, other than periods during which the Member would not have been eligible to become a Member of this Plan had he been an employee of the Company.

      (f) Subject to the following sentence, Years of Credited Service of a Rehired Employee who received a lump sum distribution of his entire nonforfeitable interest in his Pre-July 1987 Benefit upon his Termination of Employment shall not include any Years of Credited Service prior to his original Termination of Employment. In case of an Employee who (i) either resumes covered employment under the Plan before January 1, 1992 or does not have a nonforfeitable interest in the portion of his Pre-July 1987 Benefit attributable to Employer contributions under Section 5.1 and (ii) repays the Plan the amount of his distribution of Accumulated Pre-July 1987 Employee Contributions as provided in Section 3.8(b) or (c) contained in Schedule D to this Plan, his Years of Credited Service before his initial Termination of Employment will not be disregarded.

SCHEDULE C - ACTUARIAL ASSUMPTIONS

a.    Mortality - the UP - 1984 Table.

b. Interest - the immediate annuity interest rate used by the Pension Benefit Guaranty Corporation on the first day of the calendar year in which distribution of benefits commences for purposes of determining a lump sum distribution on plan termination.

c. Special rule for distribution in the form of a single cash payment of the full amount payable to Members who were Employees on February 28, 1983 - In the case of a Member who was employed on February 28, 1983 who receives his Retirement Benefit in the form of a single cash distribution of the full amount payable, the amount of that single cash payment shall be actuarially equivalent in value to the greater of (1) the Retirement Benefit he is entitled to receive based on the provisions of the Plan in effect on the day of his Retirement or Termination of Employment and (2) the excess, if any, of (i) the sum of (A) the Final Average Earnings Benefit he would be entitled to receive determined based on the provisions of the Prior Plan in effect on February 28, 1983 ("Pre-March 1, 1983 Final Average Earnings Benefit") and (B) any benefit payable to him (determined at the time of his actual Retirement or Termination of Employment based on the actuarial assumptions in effect under the Prior Plan as of February 28, 1983) under Section 3.2(c) or (d) contained in Schedule D to this Plan over (ii) his aggregate benefit as of August 30, 1985 under the Prior Plan. A Member's Pre-March 1, 1983 Final Average Earnings Benefit shall be computed (a) based on the actuarial assumptions in effect under the Prior Plan on February 28, 1983 (7 % interest and 1951 Group Annuity Mortality Table) and (b) assuming that for purposes of determining Final Average Earnings, his Earnings for a Plan Year never exceeded the greatest annual Earnings he received under the Prior Plan for any calendar year from 1978 through 1982 (and for the Plan Year of the Member's Termination of Employment or Retirement, his Earnings do not exceed the Earnings described above multiplied by a fraction the numerator of which is the number of his full months of employment during that Plan Year and the denominator of which is
      12). A Member's Pre-March 1, 1983 Final Average Earnings Benefit shall be determined based on his Final Average Earnings (as determined under this paragraph) and the number of his Years of Credited Service, as follows:

           Monthly Pre-March 1,                         1983 Final Average
              Final Average                            Earnings Benefit for
            Earnings Per Year                      Each Year of Credited Service
     ------------------------------                -----------------------------
     Less than $12,360                                        $12.00
     $12,360 but less than 12,580                            12.25
      12,580 but less than 12,800                            12.50
      12,800 but less than 13,020                            12.75
      13,020 but less than 13,240                            13.00
      13,240 but less than 13,460                            13.25
      13,460 but less than 13,680                            13.50
      13,680 but less than 13,900                            13.75
      13,900 but less than 14,120                            14.00
      14,120 but less than 14,340                            14.25
      14,340 but less than 14,560                            14.50
      14,560 but less than 14,780                            14.75
      14,780 but less than 15,000                            15.00
      15,000 but less than 15,220                            15.25
      15,220 but less than 15,440                            15.50
      15,440 but less than 15,660                            15.75
      15,660 and over                                   16.00 plus 1/12
                                                       of 1.5 % of Final
                                                       Average Earnings
                                                          over $15,660

      A Member's Pre-March 1, 1983 Final Average Earnings Benefit shall be offset by any benefit he is entitled to receive attributable to employer contributions made after December 31, 1966 under Part I and Part II of The Hertz Retirement Program for Salaried Employees or The Hertz Hourly-Rate Employees' Pension Plan.

d. Calculation of Single Sum Distribution Amount - The amount payable will be equal to the greater of: (1) the actuarial present value of the Retirement Benefit (as defined in Article 1.43) using the factors described in (a) and (b) above, and (2) the single sum distribution amount calculated using the Applicable Mortality Table and using the Applicable Interest Rate, as defined in (g) below.

e.    Calculation of Actuarial Equivalence for Article 4- For purposes of
      Section 4.2(b)(1), the Retirement Benefit shall be adjusted so that it is the Actuarial Equivalent of an Annual Benefit by using the interest and mortality assumptions specified in (a) and (b), or (d) above, for the particular form of benefit payable, or by using the Applicable 415 Rate and the Applicable Mortality Table, whichever assumptions produce the greater benefit. For purposes of Section 4.2(b)(2), the Actuarial Equivalent of an Annual Benefit equal to the dollar limitation set forth in Section 4.2(a)(1) beginning at age 62 shall be calculated by adjusting such limitation using the interest and mortality assumptions specified in
      (a) and (b), or (d) above, for the particular form of benefit payable, or 5% and the Applicable Mortality Table, whichever assumptions provide a lower limit. For purposes of Section 4.2(b)(2), the Actuarial Equivalent of an Annual Benefit equal to the dollar limitation set forth in Section 4.2(a)(1) beginning at the Member's social security retirement age shall be calculated by adjusting such limitation using the interest and mortality assumptions specified in (a) and (b), or (d) above, for the particular form of benefit payable, or 5% and the Applicable Mortality Table, whichever assumptions provide a lower limit.

f. Calculation of Actuarial Equivalence for Schedule D, Section 3.2(f) and Schedule F, Section 7.1(b)(3) - Actuarial Equivalence shall be determined using the Applicable Interest Rate and the Applicable Mortality Table, as defined in (g), below.

g. For purposes of this Schedule C, the following terms are defined as follows:

      "Applicable Interest Rate" means the annual interest rate on 30-year Treasury securities for the November 1 preceding the Plan Year that contains the distribution date.

      "Applicable 415 Rate" means the Applicable Interest Rate for lump sums and 5% per annum for annuity forms of distribution.

      "Applicable Mortality Table" means the mortality table described in
      Section 417(e)(3)(A)(ii)(I) of the Internal Revenue Code.

SCHEDULE D. SECTIONS 3.2 AND 3.8

3.2 A Pre-July, 1987 Member's Pre-July, 1987 Retirement Benefit shall be determined under Section 3.2(a) contained in this Schedule D, reduced in accordance with Section 3.2(b) to take account of distribution prior to Normal Retirement Date, and in the case of certain Pre-July, 1987 Members who begin receiving distribution of their benefits prior to their Normal Retirement, supplemented under Sections 3.2(c) and (d) contained in this Schedule D. In addition, a minimum Pre-July, 1987 Benefit is provided under Section 3.2(e) for certain Pre-July, 1987 Members. The Pre-July, 1987 Retirement Benefit of a Pre-July, 1987 Member who does not satisfy the vesting requirements of Section 5.1 shall be determined under Section 3.2(f) contained in this Schedule D. Finally, the amount of the actual benefit payments made to a Pre-July, 1987 Member (or his Beneficiary) shall in no event be less than his Accumulated Pre-July, 1987 Contributions as described in Section 3.2(g) contained in this Schedule D.

      (a) Subject to Section 3.2(b) contained in this Schedule D, the Pre-July, 1987 Retirement Benefit of a Pre-July, 1987 Member shall be equal to the excess, if any, of (x) the greater of his Final Average Earnings Benefit set forth in Section 3.2(a)(1) contained in this Schedule D and his Contributory Annuity Benefit set forth in
            Section 3.2(a)(2) contained in this Schedule D over (y) his aggregate benefit as of August 30, 1985 under the Prior Plan.

            (1) A Pre-July, 1987 Member's Final Average Earnings Benefit shall be based on his Final Average Earnings and the number of his Years of Credited Service as follows:

                                                          Final Average
                                                        Earnings Benefit
                                                          for Each Year
        Final Average Earnings                         of Credited Service
      ---------------------------                      -------------------
         Less than $14,120                                  $14.00
         $14,120 but less than 14,340                        14.25
          14,340 but less than 14,560                        14.50
          14,560 but less than 14,780                        14.75
          14,780 but less than 15,000                        15.00
          15,000 but less than 15,220                        15.25
          15,220 but less than 15,440                        15.50
          15,440 but less than 15,660                        15.75
          15,660 and over                             $16.00 plus 1/12 of
                                                        1.6 % of Final
                                                       Average Earnings
                                                         over $15,660

                  A Pre-July, 1987 Member's Final Average Earnings Benefit shall be offset by any benefit he is entitled to receive attributable to employer contributions made after December 31, 1966 under Part I and Part II of The Hertz Retirement Program for Salaried Employees or The Hertz Hourly-Rate Employees' Pension Plan.

            (2) A Pre-July, 1987 Member who was an Employee before March 1, 1980 shall have a Contributory Annuity Benefit equal to the sum of:

                  (A) the aggregate amount accrued for each of his payroll periods, whether weekly, biweekly, semi-monthly or monthly, beginning after August 29, 1985 and ending before July 1, 1987 and during which he made required contributions to the Plan, where the amount accrued for each such period is equal to the sum of (i) 1.36% of his weekly Earnings up to $173.08, biweekly Earnings up to $346.15, semi-monthly earnings up to $375.00 or monthly earnings up to $750.00 and (ii) 2 % of his weekly, biweekly, semimonthly or monthly Earnings in excess of those amounts, and

                  (B) the Contributory Annuity Benefit he accrued under the Prior Plan as of August 30, 1985.

            For purposes of this Section 3.2(a) it shall be assumed that distribution of a Member's Pre-July, 1987 Retirement Benefit will be made in the form of a straight life annuity, with a 60-month period certain feature and no other ancillary benefits, commencing on his Normal Retirement Date.

      (b) A Pre-July, 1987 Member who elects under Section 6.4 contained in Schedule E to this Plan, to have distribution of his Retirement Benefit commence before his Normal Retirement Date shall have his Pre-July, 1987 Retirement Benefit reduced by 1/3 of 1 % for each month that distribution precedes his 65th birthday (or, if a lesser reduction, the reduction based on the actuarial assumptions set forth in Schedule C), except that such a Pre-July, 1987 Member who has been credited with at least 10 Vesting Years of Service and receives distribution of his Retirement Benefit immediately upon Termination of Employment shall have his Pre-July, 1987 Retirement Benefit reduced based on his age when distribution commences as follows:

         Age at Distribution                          Percent Reduction
         -------------------                          -----------------
               60 or over                                       0%
               59                                              13
               58                                              20
               57                                              27
               56                                              34
               55                                              40

            In the case of a Pre-July, 1987 Member who commences to receive distribution of his benefit prior to his attainment of age 55, his Pre-July, 1987 Retirement Benefit shall be reduced based on the actuarial assumptions set forth in Schedule C to this Plan.

      (c) A Pre-July, 1987 Member who (1) has a Termination of Employment after he attains age 55 but before he attains age 65, (2) is credited with at least 5 Years of Credited Service, (3) elects to begin receiving distribution of his Retirement Benefit immediately upon Termination of Employment and (4) does not elect to receive the optional supplemental early retirement benefit under Section 3.2(d) contained in this Schedule D shall, in addition to the benefit he is entitled to receive under Section 3.2(a) contained in this Schedule D, receive a supplementary early retirement benefit payable monthly during the period beginning on the day distribution of his benefit commences under Section 6.3 and ending on the last day of the month beginning immediately after the month in which he attains age 65 (or, if earlier, dies). The amount of a Pre-July, 1987 Member's supplemental early retirement benefit depends on the number of his Years of Credited Service, as follows:

                    Years of                               Supplemental Early
                Credited Service                           Retirement Benefit
              -------------------                          ------------------
              5 but less than 15                                   $ 0
              15 but less than 20                                  $55
              20 but less than 25                                   60
              25 but less than 30                                   65
              30 but less than 35                                   70
              35 or more                                            75

            The amount of a Pre-July, 1987 Member's supplemental early retirement benefit under this Section 3.2(c) shall be reduced based on his age when distribution of his supplemental early retirement benefit begins by the applicable percentage set forth in Section 3.2(b) contained in this Schedule D and shall be further reduced by the Actuarial Equivalent of the amount of the supplemental early retirement benefit, if any, he is entitled to receive under the Prior Plan.

            The supplemental early retirement benefit under this Section 3.2(c) is treated as an early retirement benefit that is protected under
            Section 411(d)(6) of the Code (other than for purposes of Sections 401(a)(11) and 417 of the Code).

            The supplemental early retirement benefit shall be payable in conjunction with the Qualified Joint and Survivor Annuity, and shall be paid after the Member's death on the same terms as the Qualified Joint and Survivor Annuity, but in no event for a period longer than the period for which the supplemental early retirement benefit would have been paid to the Member if the Member had not died.

      (d) A Pre-July, 1987 Member who (1) has a Termination of Employment after he attains age 55 but before he attains age 62, (2) elects to receive distribution of his Retirement Benefit immediately upon Termination of Employment, (3) has been credited with at least 5 Years of Credited Service and (4) in the case of a Pre-July, 1987 Member who is entitled to receive a supplemental early retirement benefit under Section 3.2(c) contained in this Schedule D elects instead (in the manner prescribed by the Committee) to receive the benefit under this Section 3.2(d) shall receive an optional supplemental early retirement benefit payable monthly during the period beginning on the day distribution of his benefits commences under Section 6.3 and ending on the last day of the month beginning immediately after the month in which he attains age 62 (or, if earlier, dies). The amount of a Pre-

            July, 1987 Member's optional supplemental benefit depends on the number of his Years of Credited Service, as follows:

                    Years of                              Optional Supplemental
                Credited Service                        Early Retirement Benefit
              -------------------                       ------------------------
              5 but less than 10                                  $ 60
              10 but less than 15                                 $100
              15 but less than 20                                  140
              20 but less than 25                                  180
              25 but less than 30                                  220
                   30 or more                                      260

            The amount of a Pre-July, 1987 Member's optional supplemental early retirement benefit under this Section 3.2(d) shall be reduced based on his age when distribution of the optional supplemental early retirement benefit begins by the applicable percentage set forth in
            Section 3.2(b) contained in this Schedule D and shall be further reduced by the Actuarial Equivalent amount of the optional supplemental early retirement benefit, if any, he is entitled to receive under the Prior Plan.

            The optional supplemental early retirement benefit under this
            Section 3.2(d) is treated as an early retirement benefit that is protected under Section 411(d)(6) of the Code (other than for purposes of Sections 401(a)(11) and 417 of the Code). The optional supplemental early retirement benefit shall be payable in conjunction with the Qualified Joint and Survivor Annuity, and shall be paid after the Member's death on the same terms as the Qualified Joint and Survivor Annuity, but in no event for a period longer than the period for which the optional supplemental early retirement benefit would have been paid to the Member if the Member had not died.

      (e) A Pre-July, 1987 Member who (a) has a Termination of Employment after he attains age 60 but before he is first eligible to receive federal old age and survivor benefits under the Social Security Act,
            (b) is credited with at least 30 Years of Credited Service and (c) begins receiving distribution of his Retirement Benefit immediately upon Termination of Employment shall be entitled to receive a guaranteed monthly early retirement benefit equal to the sum of (x) $600 and (y) the aggregate amount of his Pre-July, 1987 Retirement Benefit and any supplemental early retirement benefit under Section 3.2(c) contained in this Schedule D, or optional supplemental early retirement benefit under Section 3.2(d) contained in this Schedule D, he is entitled to receive. The guaranteed monthly early retirement benefit shall be payable monthly during the period beginning on the day distribution of the Member's benefit commences under Section 6.3 and ending on the first day of the month beginning immediately after the day he is first eligible to receive old age and survivor benefits under the Social Security Act or, if earlier, his death. The amount of a Pre-July, 1987 Member's guaranteed early retirement benefit under this Section 3.2(e) shall be reduced by the amount, if any, of his guaranteed early retirement benefit under the Prior Plan. For purposes of this Section 3.2(e), it shall be assumed that the Member receives distribution of his Pre-July, 1987 Retirement Benefit in the form of a straight life annuity, with a 60-month period certain feature and no other ancillary benefits, commencing on his Normal Retirement Date.

      (f) In the case of a Pre-July, 1987 Member who has a Termination of Employment before he is credited with at least five Vesting Years of Service, he shall be entitled to receive a Pre-July, 1987 Retirement Benefit which is Actuarially

            Equivalent in value to the amount of his Accumulated Pre-July, 1987 Employee Contributions.

      (g) If at the time all payments cease under the method of distribution elected by the Member under Section 6.1, the amount of the actual benefit payments made to the Member and his Beneficiary attributable to the Member's Pre-July, 1987 Benefit is less than the amount of his Accumulated Pre-July, 1987 Employee Contributions (determined as of the day distribution of his benefit commenced), his Beneficiary shall be paid the shortfall in a single payment.

3.8   Retirement Benefit of Rehired Employee.

      The following additional provisions apply to a Rehired Employee who was a Pre-July, 1987 Member:

      (a) Subject to Section 3.8(b) contained in this Schedule D, the amount of the Pre-July, 1987 Benefit of a Member who receives distribution of his entire nonforfeitable interest in his Pre-July 1987 Benefit (or, if greater, his entire nonforfeitable interest in Accumulated Pre-July, 1987 Employee Contributions) upon a Termination of Employment or Retirement, shall be determined based only on his Years of Credited Service accrued on or after the date the Member is rehired.

      (b) This Section 3.8(b) applies only to a Pre-July, 1987 Member who (1) receives a distribution of his entire nonforfeitable interest in his Pre-July, 1987 Benefit as described in Section 3.8(a) contained in this Schedule D, (2) resumes covered employment under the Plan and
            (3) either does not have a nonforfeitable interest in the portion of his Pre-July 1987 Benefit attributable to Employer contributions under Section 5.1 or is rehired before January 1, 1992. In the case of such a Pre-

            July, 1987 Member, his Pre-July, 1987 Benefit attributable to service credited before his original Termination of Employment or Retirement shall not be disregarded if the Member repays to the Plan the full amount of his distribution plus interest. The Member's repayment must occur no later than the earlier of (a) the fifth anniversary of the Member's reemployment and (b) the day the Member incurs five consecutive Breaks in Service.

      (c) A Member described in Section 3.8(b) contained in this-Schedule D, may also retroactively repay to the Plan, in accordance with the time period specified in paragraph (b), employee contributions for any period which he is on an approved leave of absence. If the Member does so and returns to employment immediately after the expiration of that leave he will receive credited service for the period of the leave.

SCHEDULE E - SECTION 6.4

6.4(a) A Pre-July, 1987 Member (i) who has a Termination of Employment before his Early Retirement Date, (ii) who is credited with at least five Vesting Years of Service and (iii) whose Retirement Benefit exceeds $3,500 ($5,000 effective January 1, 2002), may elect to receive a distribution of the amount of his Accumulated Pre-July, 1987 Employee Contribution as soon as practicable after his Termination of Employment. Subject to Section 6.6, the distribution of the Accumulated Pre-July, 1987 Employee Contributions of a Member who makes an election under the first sentence of this paragraph (a) shall be made in the form described in Sections 6.1(b) or 6.1(c), as applicable, commencing as of the first day of the month following his Termination of Employment, unless the Member elects a single cash payment of the full amount payable. The Cash Balance Benefit and the portion of the Pre-July, 1987 Benefit attributable to Employer contributions of a Member who makes the election under the first sentence of this paragraph (a) shall be distributed in such form and at such time as determined under Article 6 (or Article 7 if he dies before the distribution of his benefits is to commence under
       Section 6.3).

(b) A Pre-July, 1987 Member who has a Termination of Employment before his Early Retirement Date and who is not credited with at least five Vesting Years of Service may elect to receive distribution of the amount of his Accumulated Pre-July, 1987 Employee Contributions as soon as practicable after his Termination of Employment. This distribution shall be made either in (1) a single cash payment of the full amount payable or (2) an annuity for the Member's life (if greater than $10 per month), subject to
       Section 6.5 if the amount of the Member's Accumulated Pre-July, 1987 Employee Contributions exceeds $3,500 ($5,000 effective January 1, 2002).

SCHEDULE F. SECTION 7.1 (b)

7.1(b)(1) Subject to Section 7.1(b)(4), if a Pre-July 1, 1987 Member who is married (i) dies while employed by an Employer after he attains age 55, (ii) has not begun to receive distribution of his benefits in accordance with Section 6.3 and (iii) either (A) has been credited with at least five Years of Credited Service or 10 Vesting Years of Service or (B) the sum of his age and the number of his Years of Credited Service equals at least 70, his spouse shall receive a monthly benefit equal to one-half the monthly Pre-July, 1987 Benefit (determined without regard to Section 3.2(b) contained in Schedule D to this Plan) the Member would have received if he had a Retirement on the day before his death and received distribution of his benefit in the form of an annuity for his life with a 60-month period certain feature. If the Member's spouse is at least five years younger than the Member, the monthly benefit payable to the spouse shall be reduced actuarially (in accordance with the assumptions set forth in Schedule C to this Plan) to take account of the difference in age. If the Preretirement Death Benefit described in either Section 7.1(b)(2) or 7.1(b)(3) of this Schedule F is greater in actuarial value than the Preretirement Death Benefit under this Section 7.1(b)(1), the Member's spouse shall receive the greater of those benefits instead of the benefit under this Section 7.1(b)(1).

      (2) Subject to Section 7.1(b)(4) contained in this Schedule F, if a Pre-July, 1987 Member (a) dies after he has been credited with at least five Vesting Years of Service but before the time distribution of his benefits is to commence in accordance with Section 6.3, (b) has been married to his spouse for at least one year at the time of his death and (c) his spouse is not entitled to receive a benefit under
          Section 7.1(b)(1) contained in this Schedule F, his spouse shall be entitled to receive a

          Qualified Preretirement Survivor Annuity based on the Members Pre-July, 1987 Retirement Benefit described in Schedule D to this Plan.

      (3) If a Pre-July, 1987 Member dies before distribution of his benefits commences and either (i) he is married and his spouse is not entitled to receive a benefit under Section 7.1(b)(1) or (b)(2) contained in this Schedule F or (ii) he is not married, his spouse (or his Beneficiary, if he is not married) shall be entitled to receive a death benefit which is Actuarially Equivalent in value to the amount of his Accumulated Pre-July, 1987 Employee Contributions.

      (4) If the surviving spouse of a Pre-July, 1987 Member who is receiving a Pre-Retirement Death Benefit under Section 7.1(b)(1) or (b)(2) contained in this Schedule F dies before the amount actually distributed equals the amount of the Member's Accumulated Pre-July, 1987 Employee Contributions (determined as of the date of the Member's death), the shortfall shall be paid to the person designated (in the manner prescribed by the Committee) by the Member's spouse. In absence of such a designation, the shortfall shall be paid to the estate of the Member's spouse.

      (5) The surviving spouse of a Pre-July, 1987 Member may withdraw the Member's Accumulated Pre-July 1987 Employee Contributions at any time.

SCHEDULE G. SALE OF STOCK OF HCM CLAIM MANAGEMENT CORPORATION TO THE EMPLOYEE
            CARE CORPORATION

Notwithstanding any other provision of the Plan to the contrary, the following provisions shall govern the Retirement Benefit of those Members of the Plan who are employed by HCM Claim Management Corporation ("HCM") on the closing date of the sale of all of the issued and outstanding capital stock of HCM Claim Management Corporation by The Hertz Corporation (the "Seller") to The Employee Care Corporation (the "Purchaser") (the "Effective Date"), the date on which HCM ceases to be an Affiliated Company (as that term is defined in Section 1.3 of the Plan) by reason of such sale, and who continue to be employed by HCM on the day immediately following the Effective Date (or, with respect to such Members who are designated by the Seller as "totally disabled" on the Effective Date, return to HCM within six months after the Effective Date). Such Members shall be known as "HCM Plan Members".

      1. All HCM Plan Members will become fully (100%) vested in their Retirement Benefit as of the Effective Date.

      2. Any HCM Plan Members shall be considered for purposes of this Plan to have incurred a Termination of Employment (as that term is defined in Section 1.44 of the Plan) as of the Effective Date, and the Retirement Benefit of such HCM Plan Member shall be subject to the distribution provisions of Article 6 of the Plan.

                      THE HERTZ CORPORATION ACCOUNT BALANCE
                          DEFINED BENEFIT PENSION PLAN

The Hertz Corporation Account Balance Defined Benefit Pension Plan, as amended and restated effective as of January 1, 2000, (the "Plan") is hereby amended, effective as January 1, 2002, as follows:

1. Section 1.14 of the Plan is amended by adding the following paragraphs at the end thereof to read as follows:

            "The annual compensation of each Member taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Annual compensation means compensation during the Plan Year or such other 12-consecutive month period over which compensation is determined under the Plan (the determination period). The $200,000 limit on annual compensation in the preceding sentence shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17) of the Code. The cost-of-living adjustment in effect for a calendar year applies to the annual compensation for the determination period that begins with or within such calendar year."

2. Section 4.2(a) of the Plan is amended by substituting the figure "$160,000" for "$90,000".

3.    Section 4.2(b)(2) of the Plan is amended to read as follows:

            "the dollar limitation set forth in Section 4.2(a)(1) shall be adjusted as follows: if distribution of a Member's Retirement Benefit begins prior to age 62, the limitation shall be adjusted so that it equals an Annual Benefit beginning at the time distribution of a Member's Retirement Benefit begins, which is the Actuarial Equivalent of an Annual Benefit equal to the dollar limitation set forth in Section 4.2(a)(1) beginning at age 62. If distribution of a Member's Retirement Benefit begins after age 65, the limitation shall be increased so that it equals an Annual Benefit beginning at the time distribution of a Member's Retirement Benefit begins, which is the Actuarial Equivalent of an Annual Benefit equal to the dollar limitation set forth on Section 4.2(a)(1) beginning at the date the Member attains age 65."

4. Section 6.14(a) of the Plan is amended by adding the following sentence at the end thereof, to read as follows:

            "A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax contributions which are not includible in gross income. However, such portion may only be paid to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of a distribution which is includible in gross income and the portion of a distribution which is not so includible."

5. Section 6.14(b) of the Plan is amended by adding the following sentences at the end thereof, to read as follows:

            "With respect to distributions made after December 31, 2001, an 'eligible retirement plan' shall also mean an annuity contract described in Section 403(b) of the Code and an eligible retirement plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or a political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of 'eligible retirement plan' shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code."

6. Section 17.1(c) of the Plan is amended by adding the following paragraph at the end thereof, to read as follows:

            "Notwithstanding the foregoing, for Plan Years beginning after December 31, 2001, "Key Employee" means any Employee or former Employee of the Employer (and the beneficiaries of such Employee or former Employee) who at any time during a Plan Year or the preceding four Plan Years was (i) an officer of the Employer having an annual compensation from the Employer greater than $130,000, as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002, (ii) a more than 5 percent owner of the Employer or (iii) a more than 1 percent owner of the Employer who has an annual compensation of more than $150,000."

7. Clause (I) of the second sentence of Section 17.1(f) of the Plan is amended to read as follows:

            "(I) the present value of accrued benefits as of a Determination Date under each Defined Benefit Plan and the aggregate Account Balances as of a Determination Date under each Defined Contribution Plan shall be increased by the aggregate distributions made from that plan to Members during the five-year period ending on the Determination Date; provided that, effective for Plan Years beginning after December 31, 2001, the term "one year period" shall be substituted for the term "five-year period" with respect to distributions upon separation from service, death or disability."

8. Clause (II) of the second sentence of Section 17.1(f) of the Plan is amended to read as follows:

            "(II) the accrued benefit under any Defined Benefit Plan and the account balance under any Defined Contribution Plan of a Member who has not performed services for an Employer at any time during the five-year period ending on the Determination Date shall be disregarded; provided that effective for Plan Years beginning after December 31, 2001, the term "one year period" shall be substituted for the term "five year period."

9. Section 17.3 of the Plan is amended by adding the following sentence at the end thereof to read as follows:

            "Effective for Plan Years beginning after December 31, 2001, any year of service with a Employer shall be disregarded for purposes of determining the minimum accrued benefit hereunder to the extent such service occurs during a Plan Year where the Plan benefits no Key Employee or former Key Employee."

10. Paragraph B.3 of Schedule B to the Plan is amended by adding the following paragraphs after the first paragraph thereof, to read as follows:

            "The annual compensation of each Member taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Annual compensation means compensation during the Plan Year or such other 12-consecutive month period over which compensation is determined under the Plan (the determination period). The $200,000 limit on annual compensation in the preceding sentence shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17) of the Code. The cost-of-living adjustment in effect for a calendar year applies to the annual compensation for the determination period that begins with or within such calendar year.

            In determining benefit accruals in Plan Years beginning after December 31, 2001, the annual compensation limit in the preceding paragraph for determination periods beginning before January 1, 2002 shall be $200,000."